Exhibit 99.3

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the contents of this document or the action you should take, you are recommended to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant or other authorised independent financial adviser. All shareholders and holders of GDRs are strongly advised to consult their professional advisers regarding their own tax position.

If you have sold or otherwise transferred all of your Shares or GDRs, please send this document at once to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for onward delivery to the purchaser or transferee. However, the Offer is not being made in, into or from Canada, Australia or Japan and therefore this document should not be forwarded or transmitted in or into Canada, Australia or Japan or any other jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction. In addition, this Offer is not being made in the United States, the United Kingdom or any other member state of the European Economic Area except in the limited circumstances described under “Important Notice to Investors" below.

RIGHTS ISSUE MEMORANDUM

QUEENCO LEISURE INTERNATIONAL LTD.

(a company incorporated and registered in Israel with registered number 513297648)

Rights Issue of up to 488,408,824 Shares of which initially
115,589,010 are in the form of Global Depositary Receipts

11 July 2013

THIS RIGHTS ISSUE MEMORANDUM IS BEING FURNISHED BY THE COMPANY IN CONNECTION WITH A RIGHTS ISSUE DIRECTED SOLELY TO THE SHAREHOLDERS OF THE COMPANY AND GDR HOLDERS. DELIVERY OF THIS RIGHTS ISSUE MEMORANDUM TO ANY OTHER PERSON OR ANY REPRODUCTION OF THIS RIGHTS ISSUE MEMORANDUM, IN WHOLE OR IN PART, WITHOUT THE COMPANY'S CONSENT, IS PROHIBITED.

Queenco Leisure International Ltd.
(a company incorporated and registered in Israel with registered number 513297648)

Rights Issue of up to 488,408,824 New Shares, of which initially
115,589,010 are in the form of New Global Depositary Receipts to Existing Shareholders
and Global Depositary Receipt Holders
Subscription Price: EUR0.012 per New Share or approximately US$0.1541 per New GDR

This is an offering by Queenco Leisure International Ltd. (the "Company" or "QLI") to the Company’s existing registered holders of its ordinary shares (the "Ordinary Shares") as of 5:00 pm Israel time on 11 July, 2013 (the "Share Record Date") (those holders the "Record Shareholders") to subscribe for up to 488,408,824 Ordinary Shares of the Company, with a nominal value of NIS 1.00 per Ordinary Share (the "New Shares" and together with the Company's existing Ordinary Shares, the "Shares") on a pro rata basis in accordance with their existing registered holdings of Shares on the Share Record Date (the "Share Rights") at EUR 0.012 per New Share (the "Share Subscription Price"). 8 New Shares will be offered for every 10 Shares held by Record Shareholders on the Share Record Date (the "Share Subscription Ratio"). The offering of the New Shares to the Record Shareholders is referred to as the "Share Offering".

In connection with the Share Offering, the Company has arranged for an offer (the "New GDR Offering") of up to initially 11,558,901 new global depositary receipts ("New GDRs", and, together with all currently existing global depositary receipts, the "GDRs"), each representing ten New Shares, on a pro-rata basis in accordance with their existing holdings of GDRs (the "GDR Rights") to holders of GDRs as at 5:00 pm New York time on 11 July, 2013 (the "GDR Record Date") at a GDR subscription price which will be the U.S. dollar equivalent of EUR 0.12 per New GDR (estimated to be $0.1541 per New GDR, based on the Euro-U.S. dollar exchange rate of USD1.28417 per EUR 1.00 on 9 July, 2013 (the "Indicative GDR Subscription Price")). GDR holders who have certified that they are an Eligible Investor (defined herein) will be entitled to subscribe for New GDRs under the New GDR Offering. 1 New GDR will be offered for every 1.25 GDRs held by Eligible Investors on the GDR Record Date (the "GDR Subscription Ratio"). Only Eligible Investors may participate in the New GDR Offering.

The New GDR Offering and Share Offering are, together, referred to as the "Offering" or "Rights Issue". The Offering is not underwritten.

The existing GDRs are listed on the London Stock Exchange under the symbol "QLI". The closing price on 10 July, 2013 of the existing GDRs on the London Stock Exchange was EUR0.45 per GDR. The Share Rights and the GDR Rights are not transferable and will not be listed by the Company on any stock exchange.

In order to participate in the New GDR Offering, Eligible Investors must duly complete, and return a GDR subscription card (the "GDR Subscription Card") that Eligible Investors will receive from The Bank of New York Mellon, as depositary (the "Depositary"), or complete the subscription through the electronic system of Euroclear, Bank S.A./N.V. or Clearstream Banking société anonyme, as applicable, indicating the number of New GDRs that such Eligible Investor wishes to subscribe for up to their pro rata GDR Subscription Ratio. The GDR subscription must be completed and received by the Depositary in accordance with the instructions set forth in the GDR Subscription Card, during a period beginning on or about 9:00 am New York time on 15 July, 2013 (the "First GDR Subscription Day") and ending on or about 5:00 pm New York time on 7 August, 2013 (such period the "GDR Subscription Period").

The GDR Subscription Card, or a subscription through the electronic system of Euroclear, Bank S.A./N.V. or Clearstream Banking société anonyme, as applicable, must be accompanied by payment of the Deposit Amount (as defined below) all in accordance with the instructions in the GDR Subscription Card for each New GDR subscribed. Such payment must be received by the Depositary prior to the end of the GDR Subscription Period. The Deposit Amount for each New GDR is US$0.1849 per New GDR, which is EUR0.12 per New GDR converted into U.S. Dollars, based on the Euro-U.S. dollar exchange rate of USD1.28417 per EUR 1.00 on 9 July, 2013, plus 20% to cover currency exchange rate fluctuations and the Depositary’s issuance fee of up to US$0.02 per new GDR and other expenses and taxes. The actual GDR Subscription Price will be determined by the Depositary based on the exchange rate of US dollar and Euro on or about 8 August, 2013 and any excess subscription funds will be returned to GDR Holders who subscribed in the GDR Offering.

To the extent that Record Shareholders, including the Depositary acting on behalf of subscribing GDR Holders, do not subscribe for all the New Shares in the GDR Subscription Period, the unsubscribed New Shares (the "Unsubscribed Shares") will be offered to all Record Shareholders, through an over-subscription (the “Over-Subscription”).

In order to participate in the Over-Subscription, Eligible Investors must indicate on their GDR Subscription Card their intention to subscribe for additional New GDRs. Subscribing Eligible Investors must pay the Deposit Amount for all New GDRs they seek pursuant to Over-Subscription together with payment in respect of their entitlement under the GDR Rights, before the end of the GDR Subscription Period. If an Eligible Investor does not receive all the New GDRs sought pursuant to Over-Subscription, the Depositary will refund the excess subscription funds.

The Company will announce the results of the Share Offering on or about 12 August, 2013 and is expected to allocate the New Shares to all of its Record Shareholders who validly subscribed in the Share Offering on or about 12 August, 2013 (the "Closing Date").

The New GDR's subscribed for in this Offering, shall be admitted to trading on the London Stock Exchange's Regulated Market (as defined in the Markets in Financial Instruments Directive 2004/39/EC) (the "Regulated Market") pursuant to a block listing application made on 9 July , 2007 (i) to the U.K. Financial Conduct Authority in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 (the ‘‘UK Listing Authority’’ or "UKLA") as part of the Company's initial offering of Shares in the form of GDRs to be admitted  to the Official List of the UK Listing Authority (the "Official List"). Admission of the New GDRs issued in the New GDR Offering to trading on the Regulated Market is expected to take place on or about 8:00 am London time on 19 August, 2013 (the "New GDR Offering Admission Date").

The GDRs are securities of a specialist nature and should only be bought and traded by investors who are particularly knowledgeable in investment matters. Prospective investors should read the whole of this document, including the information incorporated herein by reference, and in particular, the section of this document headed ‘‘Risk Factors’’ for a discussion of certain factors that should be considered in connection with an investment in the GDRs.

 Please rely only on the information contained in this Rights Issue Memorandum, including the information incorporated by reference hereto.  Such information as a whole is accurate only as of the date on the front cover of this Rights Issue Memorandum or the report(s) being incorporated herein, as the case may be. Our business, financial condition and prospects may have changed since such dates.  No person has been authorized to provide you with different or additional information.  With respect to industry and market data, we have relied on publicly available information and although we believe our sources are reliable, we have not independently verified the information contained in such publications. The disclosure in this Rights Issue Memorandum is not mandated by the securities laws of Israel, the United Kingdom, the United States or any other jurisdiction and does not constitute a registration statement, a circular or a prospectus. This Rights Issue Memorandum does not purport to reflect all the information which may be provided or available on the Company and/or its operations.

IMPORTANT NOTICE TO INVESTORS

General

We intend that this Offering be made only to our shareholders and GDR holders as of the Share Record Date and GDR Record Date, respectively.

We have requested The Bank of New York Mellon, also referred to as the "Depositary", to serve as the GDR subscription agent for the holders of GDRs in this Offering. Record Shareholders will correspond directly with the Company to exercise or reject their rights hereunder.

The New Shares issued hereunder to the Depositary, acting on behalf of the GDR Holders, shall be issued in the form of GDRs under the same terms and conditions as the existing GDRs, as such are set forth in the Deposit Agreement, dated 6 July, 2007, between the Company and the Depositary (the "Deposit Agreement"); and such New GDRs shall form a single series with the already outstanding GDRs. Holders of Rule 144A GDRs who exercise their rights hereunder, shall receive the New Shares in the form of Rule 144A GDRs, while holders of Regulation S GDRs, shall receive the New Shares in the form of Regulation S GDRs. For a description of the terms and conditions of the GDRs and the defined terms used herein in connection therewith, please refer to "Terms and Conditions of the Global Depositary Receipts" below.

We have prepared this Rights Issue Memorandum solely for the benefit of our shareholders and GDR holders for the purpose of allowing them to consider this Offering. You are prohibited from reproducing or distributing this Rights Issue Memorandum, in whole or in part, or divulging any of its contents, without our prior written consent.

We may withdraw, cancel or modify this Offering at any time and without prior notice.

This Rights Issue Memorandum does not purport to be all-inclusive or to contain all the information that you may desire in investigating us. You should conduct and rely on your own evaluation of us and the terms of this Offering, including the merits and risks involved, in making an investment decision with respect to our Shares.

You should not construe the contents of this Rights Issue Memorandum as investment, tax or legal advice. This Rights Issue Memorandum, as well as the nature of the investment in the Shares, should be reviewed by you, your investment, tax or other advisors and your accountants and legal counsel.  Please note that when we refer to "this Rights Issue Memorandum," we also are referencing all documents incorporated herein by reference and to all ancillary documents attached hereto.

This Rights Issue Memorandum does not constitute an offer to sell or a solicitation of an offer to buy any of our Shares or GDRs in any state or other jurisdiction or to any person if such an offer or solicitation is unlawful or unauthorized.

We and the Depositary reserve the right to reject any subscription that does not comply with the procedures set forth herein, including, without limitation, a subscription that does not contain the required warranties and representations.  Such a subscription shall be deemed invalid.

Certain selling restrictions apply to the resale of the GDRs acquired through this Offering. Please refer to "Selling and Transfer Restrictions" below.

No person has been authorized to give any information other than that contained in this Rights Issue Memorandum, or to make any representations in connection with this Offering, and, if given or made, such other information or representations must not be relied upon as having been authorized by us or the Depositary. We and the Depositary disclaim any and all liabilities for representations or warranties, express or implied, contained in, or omissions from, this Rights Issue Memorandum or any other written or oral communication or transmission made available to the recipient.

i

Certain Regulatory Matters

The GDR Rights offered hereunder, the GDRs to be issued upon the exercise thereof and the New Shares have not been approved, disapproved or recommended by the U.S. Securities and Exchange Commission or any other federal or state securities commission or regulatory authority, or any other country's regulatory authority.  Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense in the United States.

The GDR rights offered hereunder, the GDRs to be issued upon the exercise thereof and the New Shares have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or with any securities regulatory authority of any state or other jurisdiction in the United States or elsewhere, and may not be offered, sold, pledged or otherwise transferred, directly or indirectly, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state/country securities laws.  Accordingly, unless an appropriate exemption from relevant securities law requirements is available, the rights issued hereunder and the GDRs to be issued upon the exercise thereof may not be offered, sold, exercised, pledged or otherwise transferred, directly or indirectly, in the United States.

We are offering the GDR Rights and selling the GDRs to be issued upon the exercise thereof in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act (i) within the United States, to existing U.S. GDR holders in reliance on Rule 801 under the U.S. Securities Act ("Rule 801"), and (ii) outside of the United States, in offshore transactions in reliance on Regulation S under the U.S. Securities Act ("Regulation S"). The GDR Rights and the GDRs to be issued upon the exercise of GDR Rights by existing U.S. GDR holders in reliance on Rule 801 will be “restricted securities” (within the meaning under Rule 144(a)(3) under the U.S. Securities Act) to the same extent and in the same proportion as the GDRs held by such holders on the Record Date.

This Offering is made for the securities of an Israeli company. The offering is subject to the disclosure requirements of a foreign country, which are different from those of the United States. Financial statements, if any, and information included in this Rights Issue Memorandum, have been prepared in accordance with International Financial Reporting Standards ("IFRS") that may not be comparable to the financial statements of U.S. companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal or state securities laws, since the Company is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue the Company, its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel the Company and its affiliates to subject themselves to a U.S. court’s judgment.

Notice to Residents of California, Ohio and Utah

As noted above, this Rights Issue Memorandum covers the offer and sale of the New Shares and GDRs issuable upon the exercise of the GDR Rights offered herein within the United States in reliance on an exemption from the registration requirements of the U.S. Securities Act and any applicable securities laws of the states of the United States. However, we are not offering the GDR Rights hereunder to any holder of GDRs located in California, Ohio and Utah and, accordingly, holders of GDRs located in California, Ohio or Utah are prohibited from participating in the Offering. The Company believes that there are no restrictions on the exercise of the GDR Rights offered hereunder by GDR holders in other states within the United States.

Notice to New Hampshire Residents

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER THIS CHAPTER WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT OR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATION OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

Notice to Israeli Residents

In the State of Israel, the GDR Rights and the Share Rights are only offered to less than 35 Israeli shareholders and therefore the offer of the GDR Rights and the Share Rights does not constitute an offer made to the public in the State of Israel within the meaning of Section 15 of the Israeli Securities Law, 1968.

Notice to Holders in the EEA

All European Economic Area holders of GDRs who would like to receive a copy of this document or otherwise intend to accept, or procure the acceptance of, the Offering will be required to complete and execute a GDR Subscription Card containing certain acknowledgements, representations, warranties and agreements. Only holders of GDRs that certify that they (a) are qualified investors as defined in section 86(7) of the UK Financial Services and Markets Act 2000 as amended ("FSMA"), being (i) persons falling within Article 2.1(e)(i), (ii) or (iii) of Directive 2003/71/EC (the "Prospectus Directive"), which includes legal entities which are regulated by the UK Financial Conduct Authority (the "FCA") or entities which are not so regulated whose corporate purpose is solely to invest in securities and companies which are not small or medium sized enterprises for the purposes of Article 2.1(f) of the Prospectus Directive, (ii) investors registered on the register maintained by the FCA under section 87R FSMA and (iii) investors authorised by an EEA State other than the United Kingdom to be considered as a qualified investor for the purposes of the Prospectus Directive, or otherwise in circumstances which would not give rise to a breach of section 85 FSMA, (b) are purchasing New GDRs in an ‘‘offshore transaction’’ in accordance with Regulation S under the Securities Act and (c) otherwise satisfy the requirements set forth in the GDR Subscription Card and this document, will receive New GDRs in accordance with the terms of the Offering. See “The Offering,” below.

Notice to Holders in the United Kingdom

The Offering to any person located in the United Kingdom who is purchasing New GDRs for its own account or for the account of a beneficial owner for which it exercises sole investment discretion is only available to such person who is: (a)(1) an investment professional within the meaning of Article 19(5) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (“Order”), (2) high net worth entities, and other persons, falling within Articles 49(2)(a)-(d) of the Order, or (3) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities of the Company or any member of its group may otherwise lawfully be communicated or caused to be communicated; and (b) purchasing New GDRs in an ‘‘offshore transaction’’ as defined in Regulation S under the Securities Act; and (c)(1) a ‘‘qualified investor’’ (i) within the meaning of Article 2(1)(e) of the Prospectus Directive, or (ii) present in the UK and is registered on the register maintained by the FCA under section 87R of the Financial Services and Markets Act 2000, or (2) able to receive New GDRs pursuant to an exemption provided by or derived from Article 3(2) of the Prospectus Directive. As a condition to receiving New GDRs in accordance with the terms of the Offering, each holder of GDRs on the GDR Record Date will be required to certify in writing on his/her returned GDR Subscription Card that it is such a person.

Any person located in the United Kingdom who is: (a)(1) an investment professional within the meaning of Article 19(5) of the Order, (2) high net worth entities, and other persons, falling within Articles 49(2)(a)-(d) of the Order, or (3) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities of the Company or any member of its group may otherwise lawfully be communicated or caused to be communicated, and (b) purchasing New GDRs in an ‘‘offshore transaction’’ as defined in Regulation S under the Securities Act, but who is not (1) a ‘‘qualified investor’’ (i) within the meaning of Article 2(1)(e) of the Prospectus Directive, or (ii) present in the UK and registered on the register maintained by the FCA under section 87R of the Financial Services and Markets Act 2000, or (2) able to receive the New GDRs pursuant to an exemption provided by Article 3(2) of the Prospectus Directive (such person being a “Non-Qualified Investor”), will not be entitled to exercise their GDR Rights or otherwise to purchase New GDRs in accordance with the terms of the Offering.  In such case, GDR Rights of such Non-Qualified Investor will lapse and the shares represented by the New GDRs which would, but for the failure to meet the foregoing requirements in relation to being a ‘‘qualified investor’’ or able to receive New GDRs pursuant to an exemption provided by or derived from Article 3(2) of the Prospectus Directive, otherwise be issuable to all such persons that are GDR holders, will be offered and sold to Shareholders and holders of GDR who are, eligible, and have elected, to participate in the Over-Subscription pursuant to the terms thereof.  Non-Qualified Investors will not receive any compensation upon the lapse of their GDR Rights or otherwise in connection with the Offering.  See “The Offering,” below.

The availability of the Offering to persons not resident in the UK or who are citizens, residents or nationals of jurisdictions outside the UK may be prohibited or affected by the laws of the relevant jurisdiction. Persons who are citizens, residents or nationals of jurisdictions outside the UK should inform themselves about and observe any applicable legal or regulatory requirements in relation to the Offering.

ABOUT QUEENCO LEISURE INTERNATIONAL LTD.

This summary must be read as an introduction to this Rights Issue Memorandum. Any decision by a shareholder or GDR holder to exercise its rights hereunder should be based on consideration of this Rights Issue Memorandum as a whole, including information incorporated by reference hereto, in addition to other applicable considerations.

Queenco Leisure International Ltd., is an emerging markets developer and operator of casinos and entertainment centers (unless the context requires otherwise, together with its subsidiaries and associated companies, "we", the "Company” or the “Group”). The Company was incorporated in Israel and operates through various Israeli and foreign subsidiaries and associated companies. The Company's Global Depository Receipts ("GDR"), each representing 10 Ordinary Shares of the Company, are listed on the London Stock Exchange.

The Group currently operates two casinos in Greece - one in Loutraki (“Casino Loutraki”) and the other on the island of Rhodes, as well as a casino in the Serbian Capital, Belgrade ("Casino Belgrade"), an entertainment center in Prague under the SaSaZu brand, which includes an events hall and a restaurant, and a new project of a hotel and casino in Sihanoukville, Cambodia. For a description of Club Hotel Loutraki S.A., an associated company that operates Casino Loutraki and Casino Belgrade, and our disagreements with the other indirect major shareholder thereof, please see Notes 16 and 32 to the Company's financial statements for the year ended 31 December 2012, which are incorporated herein by reference (the "Annual Financial Statements").

As of 31 December 2012, the Group operates approximately 1,474 slot machines and 164 gaming tables across its existing operations. In addition, the Group has a number of complementary businesses at its casino locations, such as hotels and restaurants at its Greek and Cambodian locations and restaurants in Belgrade.

As of the date hereof, the Company views Southeast Asia in general and Cambodia in particular, as its main growth generator in the coming years.

The Group’s total gross revenues (i.e., before turnover taxes) amounted to €43.7 million during the year 2012, as compared to €107.1 million in 2011 and €124 million in 2010 (in 2011 and 2010, not including discontinued operations in Romania). Gross revenues for the year 2012 include only the first quarter revenues of Casino Loutraki and Casino Belgrade.  The Group's total gross revenues for the three months ended 31 March 2013 amounted to €4.8, as compared to €5.2 million for the three months ended 31 March 2012.

Due to various reasons described in the Annual Financial Statements and the Company's 2012 annual report, which is incorporated herein by reference (the "Annual Report"), the Annual Financial Statements contain a disclosure as to matters that raise substantial doubt about the Company's ability to continue as a going concern. As of 31 March 2013, outstanding loans received by the Company from (Y.Z.) Queenco Ltd. (the Company's parent company) amounted to NIS 28.3 million (or €6.1 million); and (Y.Z.) Queenco Ltd. extended an additional loan of NIS 1 million (or €0.2 million) to the Company during April 2013. In addition, as of 31 March, 2013, the Company owes €648 to a previous shareholder in Dasharta Holdings Ltd. ("Dasharta"), from whom it purchased shares in the past.

The Group utilizes a two-tier management approach under which dedicated local management teams with in-house management and legal capability are responsible for the development and day-to-day management of each individual project, with a central management team in Israel, which sets budgets and monitors operations and revenues at both the project and Group level. The central management team also determines the strategy for development of the Group’s business, decides upon future investments and is responsible for the appointment of key personnel within the Group. This two-tier management approach is intended to maximize knowledge-sharing within the Group while allowing the Group to remain informed of trends likely to impact the Group’s local operations. However, see also the section of the Annual Report titled "Group Structure; Disagreements with other Shareholders of the Group; Litigation". As of 31 December 2012, the Group employed approximately 2,287 persons in 5 countries, compared to approximately 2,670 persons as of 31 December 2011 and 2,750 persons as of 31 December 2010.

For a comprehensive description of our business and financial condition, see: (a) our Annual Financial Statements, filed with the London Stock Exchange on 14 May 2013 and complemented on 30 May 2013; (b) our report providing pro-forma financial information as of December 31, 2012, filed with the London Stock Exchange on 14 May 2013 (the "Pro-forma Report"); (c) our Annual Report filed with the London Stock Exchange on 13 June 2013; and (d) our report concerning the results of the first quarter of 2013, filed with the London Stock Exchange on 6 June 2013 (the "Quarterly Report"). The Annual Financial Statements, the Pro-forma Report, the Annual Report and the Quarterly Report are incorporated herein by reference. The information we incorporate by reference is an important part of this Rights Issue Memorandum.

You may also access the information we file electronically with the London Stock Exchange through our website at http://www.queenco.com. The information contained on, or linked from our website does not form part of this Rights Issue Memorandum.

MATERIAL CHANGES

Set forth below are material reportable changes that have occurred since the date of publication of our most recent Annual Report:

On 1 July 2013, we reported a court decision that was handed down in a motion filed by a subsidiary of the Company, which serves as a director of Agastia Holdings Ltd. ("Agastia"), against B.A.T. Management (2004) Ltd., the other director of Agastia, and Mr. Moshe Bublil; in which the applicant requested the court to enforce the respondents to carry out the resolutions of Agastia's board of directors of 23 June 2008 (see the description of this motion under the heading "Group Structure; Disagreements with other Shareholders of the Group; Litigation" in the Annual Report). Agastia is one of the companies through which the Company indirectly holds, together with others, Club Hotel Loutraki S.A. ("CHL"). The court: (a) rejected the applicant's request concerning appointment and/or dismissal of directors in Powerbrook Spain S.L. (the direct shareholder of  CHL); and (b) accepted the applicant's request to enforce Agastia's resolutions concerning the distribution of available cash at Powerbrook Spain S.L, and ordered the respondents to effectuate this resolution.

On 1 July 2013, we further reported a court decision that was handed down in a motion filed by B.A.T. Management (2004) Ltd., which serves as a director of Dasharta, against the Company and others; in which the applicant requested the court to instruct the respondents to refrain from acting in accordance with resolutions adopted at an adjourned meeting of Dasharta's shareholders concerning the need to appoint another director in Dasharta and the manner of such appointment (see the description of this motion under the heading "Group Structure; Disagreements with other Shareholders of the Group; Litigation" in the Annual Report). Dasharta is one of the companies through which the Company indirectly holds, together with others, CHL. The court determined that there is a substantial evidentiary basis to support a conclusion that there is a deadlock in the management of the jointly controlled companies holding CHL, and that there was no fault in the manner in which the adjourned meeting was convened. However, the court determined that this does not justify the adoption of resolutions in a shareholders meeting in contravention of Dasharta's articles of association and in the manner in which they were adopted, and therefore, it was determined that the resolutions adopted at such meeting are void.

On 8 July 2013, our shareholders resolved to increase our authorized share capital from 800,000,000 Ordinary Shares, par value NIS 1.00 per Ordinary Share, to 1,200,000,000 Ordinary Shares, par value NIS 1.00 per Ordinary Share.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below in connection with this Offering and under “Risk Factors” in our most recent Annual Report incorporated herein by reference, together with all of the other information appearing in this Rights Issue Memorandum or incorporated by reference hereto, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The market price of the GDRs could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to this Offering

The holdings of shareholders and GDR holders who do not exercise their rights pursuant to the Rights Issue may experience immediate significant dilution

Shareholders and GDR holders who do not exercise their rights pursuant to the Rights Issue may experience immediate significant dilution in their ownership of GDRs and our Shares, as the case may be.

There is no active trading market for the GDRs and the Shares are not listed for trading

Although the GDRs are listed on the London Stock Exchange, there is currently no trading activity in GDRs. In addition, the Shares are not listed for trading on any stock exchange. Therefore, GDR holders and shareholders may have significant difficulty in disposing of the GDRs and Shares, as the case may be.

EXPECTED TIMETABLE FOR THE OFFERING

2013
Announcement of Rights Issue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	30 May
Record date for entitlements under the Rights Issue—Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5.00 p.m. (Tel-Aviv time) on 11 July
GDR Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5.00 p.m. (New York time) on 11 July
Rights Issue Memorandum's distribution to Registered Shareholders.. . . . . . . . . . . . . . . . . . . . . . . . .	On or about 12 July
Start of Share Subscription and Over-Subscription Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	15 July
First GDR Subscription and Over- Subscription Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	On or about 15 July
Depositary’s distribution of the GDR Subscription Card . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	On or about 15 July
Start of GDR Subscription and Over-Subscription Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	On or about 15 July
End of GDR Subscription and Over-Subscription Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5.00 p.m. (New York time) on 7 August
End of Share Subscription and Over-Subscription Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7 August
Determination of Actual GDR Subscription Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	On or about 8 August
Announcement of Results of the Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12 August
Allotment of New Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12 August
Depositary to credit DTC, Euroclear and
Clearstream with the New GDRs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	on or about 13 August
Dealings in New GDRs, fully paid, commence
on the London Stock Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8.00 a.m. (London time) on or about 19 August

Notes:

The dates set out in the expected timetable of principal events above and mentioned throughout this Rights Issue Memorandum and in the Subscription Cards may be adjusted by the Company in which event details of the new dates will be notified to the FCA, SEC, the London Stock Exchange, as and if required and, where appropriate, to holders of Shares and GDRs.

SUMMARY OF THE OFFERING

Share Offering
The Company is granting the Record Shareholders, including the Depositary acting on behalf of holders of GDRs on the GDR Record Date, a right to subscribe for up to 488,408,824 New Shares on a pro rata basis in accordance with their Share Rights at the Share Subscription Price. Record Shareholders can subscribe for their Share Subscription Ratio, being 8 New Shares for every 10 Shares held by Record Shareholders on the New Share Record Date.

The Depositary will participate in the Share Offering only to the extent required to acquire a sufficient number of underlying New Shares to fulfill the allocations in the New GDR Offering. The Share Offering is being conducted in accordance with the Israeli laws.

New GDRs offered in the New GDR Offering
As part of the Offering, up to initially 11,558,901 New GDRs are being offered to Eligible Investors holding GDRs on the GDR Record Date. Each New GDR will represent ten Shares.

The New GDRs will be delivered by the Depositary pursuant to the Deposit Agreement. Eligible Investors can subscribe pursuant to their entitlement at a GDR Subscription Ratio, being 1 New GDR for every 1.25 GDRs held by Eligible Investors on the GDR Record Date. In no case shall fractional New GDRs be issued, and if any Eligible Investor’s GDR Subscription Ratio not a whole number of New GDRs, such Eligible Investor will receive an amount of GDRs equivalent to such GDR Subscription Ratio reduced to the nearest whole number. Eligible Investors may subscribe for a lower whole number than their full entitlement.

The New Regulation S GDRs will be evidenced by a Master Regulation S GDR and the New Rule 144A GDRs will be evidenced by a Master Rule 144A GDR, each of which have been delivered by the Depositary pursuant to the Deposit Agreement. Pursuant to the Deposit Agreement, the Shares represented by the New GDRs will be held by Bank Hapoalim B.M as custodian (the "Custodian"), for the account of the Depositary. The New Regulation S GDRs and the New Rule 144A GDRs will be fungible with the Regulation S GDRs and the Rule 144A GDRs, respectively, outstanding prior to this Offering.

Except in the limited circumstances described in the Deposit Agreement, definitive GDR certificates will not be issued to holders in exchange for interests in the GDRs represented by the Master GDRs. Subject to the terms of the Deposit Agreement, interests in New GDRs which will be represented by the Master Regulation S GDR may be exchanged for interests in the corresponding number of New GDRs represented by the Master Rule 144A GDR, and vice versa only upon delivery of the certifications and payment of the fees required under the Deposit Agreement.

Eligible Investors
Each existing GDR holder who has certified that it is an Eligible Investor will be eligible to subscribe for New GDRs under the New GDR Offering.

Only Eligible Investors who are holders of record of the  existing GDRs as of the GDR Record Date may subscribe for New GDRs. In the event that it is unlawful for existing GDR holders to exercise their rights under the New GDR Offering or existing GDR holders decide not to exercise their rights under the New GDR Offering, such rights will not be transferable and the Depositary will not sell these rights on behalf of GDR holders and distribute the sale proceeds to GDR holders. At the end of the GDR Subscription Period, the right of existing GDR holders to subscribe for New GDRs will lapse.

Indicative GDR Subscription Price
US$0.1541 per New GDR. The Indicative GDR Subscription Price is determined as follows: The U.S. dollar equivalent of EUR 0.12 per New GDR (ten times the Share Subscription Price) (based on the US dollar – EUR exchange rate of USD1.28417 per EUR 1.00 on 9 July, 2013).

Deposit Amount
For each New GDR that an Eligible Investor makes an application on the GDR Subscription Card to subscribe for, such Eligible Investor will be required to pay the Deposit Amount of US$0.1849 per New GDR to the Depositary before the end of the GDR Subscription Period.

The Deposit Amount is the Indicative GDR Subscription Price, plus 20% to cover currency exchange rate fluctuations and the Depositary’s issuance fee of up to US$0.02 per new GDR, as well as other expenses and taxes.

Actual GDR Subscription Price
The Depositary will purchase on the spot market for two-day settlement, the amount of Euros required to subscribe to New Shares. The actual GDR Subscription Price for the New GDRs will be based on the foreign exchange rate received by the Depositary on 8 August, 2013 for converting US dollars into Euro. In addition, the Depositary’s fee for issuance of the New GDRs will be paid out of the Deposit Amount. If the Deposit Amount exceeds the sums of the actual U.S. dollar GDR Subscription Price, the Depositary’s issuance fee and applicable expenses and taxes, the surplus funds (the "Excess Purchase Amount") will be returned to Eligible Investors without interest by the Depositary following the Closing Date. However, if the Deposit Amount is less than the sum of the actual U.S. dollar GDR Subscription Price, the Depositary’s issuance fee and applicable expenses and taxes, Eligible Investors will be required to pay the deficiency, and if they do not pay within the time allowed in the Depositary’s notice, the Depositary may sell a portion of the New GDRs to satisfy the deficiency.

Method of Exercise for New GDRs
If you hold GDRs directly through DTC and not through a participant in Euroclear or Clearstream (each a "European Clearing System") and you wish to subscribe for New GDRs, you should complete and sign the GDR Subscription Card, and return it by e-mail or facsimile to the Depositary as instructed on the GDR Subscription Card and transfer the Deposit Amount to the Depositary as instructed on the GDR Subscription Card.

If you hold GDRs through a participant in a European Clearing System and you wish to subscribe for New GDRs, you should instruct the participant in the European Clearing System through which you hold your GDRs to enter your subscription and pay the Deposit Amount, through the system of that European Clearing System. Any Eligible Investor who holds GDRs through a securities intermediary wishing to subscribe for New GDRs should instruct the securities intermediary through which it holds its GDRs in accordance with the instructions received from it. Once an Eligible Investor has sent a subscription request to the Depositary, it cannot revoke or modify that exercise. An Eligible Investor who has not validly subscribed for New GDRs by the end of the GDR Subscription Period will not be able to subscribe for New GDRs under the New GDR Offering.

GDR Subscription Period and GDR Over-Subscription Period
The GDR Subscription Period will begin on or about 9.00 a.m. New York time on 15 July, 2013 and will end at 5.00 p.m. New York time on 7 August, 2013. The clearing systems, brokers and other securities intermediaries will establish their own cut-off dates and times for subscriptions that will be earlier than the end of the GDR Subscription Period. Eligible Investors are responsible for determining the cut-off time that applies to them and acting, or instructing their securities intermediaries to act, before that time.

Depositary	The Bank of New York Mellon.
Commitments to Subscribe
(Y.Z.) Queenco Limited and its wholly owned subsidiary, Shachar HaMilenium (1991) Ltd., which collectively own approximately 67% of the outstanding Shares of the Company, have communicated to us their commitment to subscribe for a minimum of their respective existing pro rata share in the Share Offering.

GDR Record Date for New GDR Offering	5.00 p.m. New York time on 11 July, 2013.
Over-Subscription
To the extent that Record Shareholders, including the Depositary (acting on behalf of subscribing GDR Holders), do not subscribe for all the New Shares in the Subscription Period, the Unsubscribed Shares will be offered to all Record Shareholders, including the Depositary, through an Over-Subscription.

GDR Over-Subscription
In order to participate in the GDR Over-Subscription, Eligible Investors must duly complete and return to the Depositary their GDR Subscription Card, or subscribe through a European Clearing System, as applicable, in accordance with the applicable instructions set forth in the GDR Subscription Card, prior to the end of the GDR Subscription Period. The subscription must indicate the number of New GDRs that such Eligible Investor wishes to subscribe for in excess of their pro rata GDR Rights. Only Eligible Holders who fully subscribed for and paid for their pro rata GDR Rights may participate in the Over-Subscription. The subscription must be accompanied by payment of the Deposit Amount for each New GDR proposed to be subscribed by the Eligible Investor. Once an Eligible Investor has returned its subscription to the Depositary it cannot revoke or modify that exercise.

Allocation of New Shares and New GDRs in the Over-Subscription
In the event that Over-Subscription orders do not exceed the total number of Unsubscribed Shares, each Record Shareholder (and ultimately, each Eligible Investor) shall receive its requested Over-Subscription order.

In the event that Over Subscription orders exceed the total number of Unsubscribed Shares, then:

(a) (i) if only Record GDR Holders have requested to participate in the Over Subscription, then the entire amount of Unsubscribed Shares shall be allocated to the Depositary for distribution to the Record GDR Holders in accordance with paragraph (b) below; (ii) if both Record GDR Holders and Record Shareholders have requested to participate in the Over Subscription, then the Depositary shall be allocated a portion of the Unsubscribed Shares that shall equal its Initial Participation Percentage (as defined below) and the other Record Shareholders shall be allocated the remaining amount of Unsubscribed Shares (the "Excess Amount").

The term "Initial Participation Percentage" means the ratio between the number of New Shares subscribed for by all Eligible Investors (not including New Shares sought in the Over-Subscription) and the number of New Shares initially offered to all the Record GDR Holders hereunder, as multiplied by the Depositary's Percentage of Holdings (as defined below).

(b) the Depositary shall allocate its portion of the Unsubscribed Shares (the "Depositary's Over-Subscription Amount") among the Eligible Investors who are entitled to participate in the Over-Subscription, such that every Eligible Investor shall receive the number of New Shares it has oversubscribed for as multiplied by a fraction, the numerator of which is the Depositary's Over-Subscription Amount and the denominator of which is the total number of New Shares included in the Over-Subscription orders of all the Eligible Investors.

(c) The Excess Amount, if any, shall be allocated among the Record Shareholders who participate in the Over-Subscription (other than the Depositary) such that each Record Shareholder shall receive a portion of the Excess Amount that shall equal the ratio between such holder's Percentage of Holdings and the aggregate Percentage of Holdings of all Record Shareholders who participate in the Over-Subscription (other than the Depositary).

The term "Percentage of Holdings" with respect to a record holder means such record holder's percentage of holdings of the Company's share capital on the Share Record Date.

Expected Total issued share capital of the Company after the Offering
1,098,919,854 outstanding Shares, inclusive of Shares in the form of GDRs (assuming all holders of GDRs and Shares subscribe for their full GDR Rights and Share Rights, and therefore, there are no Unsubscribed Shares).

Delivery of New GDRs
New GDRs issued in the New GDR Offering will be delivered to the brokerage accounts of participating Eligible Investors through DTC, Euroclear or Clearstream on or about 13 August, 2013. No assurance can be given that such delivery will not be delayed.

Trading of New GDRs
Subject to the transfer restrictions specified in ‘‘Selling and Transfer Restrictions’’ and the Deposit Agreement, the New GDRs will be fungible with existing GDRs and will be eligible for trading on the London Stock Exchange and settlement through the facilities of DTC, Euroclear or Clearstream, as the case may be.  Admission of the New GDRs to trading on the Regulated Market is expected to take place on or about 19 August, 2013. The GDR Rights are not transferable and will not be listed or admitted to trade by the Company on any stock exchange. The New GDRs will, upon the New GDR Offering Admission Date, rank pari passu in all respects with each other and with all the existing GDRs, including the right to receive dividends or other distributions declared, made or paid after issuance.

Timetable	See ‘‘Expected Timetable for the Offering’’.
Security Identification Numbers
The Regulation S GDRs have been accepted for clearance through Euroclear and Clearstream and the Rule 144A GDRs have been accepted for settlement through DTC. All New GDRs issued under Regulation S will be fungible with the Regulation S GDRs outstanding prior to this Offering. All New Rule 144A GDRs will be fungible with the Rule 144A GDRs outstanding prior to the Offering.

The GDRs' security identification numbers will be as follows:

Regulation S GDRs ISIN: US74824B1044
Regulation S GDRs CUSIP Number: 74824B104

Rule 144A GDRs ISIN: US74824B2034
Rule 144A GDRs CUSIP Number: 74824B203

Selling Restrictions	The New GDRs are being offered and sold in the New GDR Offering subject to certain selling restrictions. See ‘‘Selling and Transfer Restrictions’’.
Use of Proceeds
The Company is expected to raise approximately EUR 5.776 million from the Offering (net of expenses and assuming full exercise of the Over-Subscription). It intends to use the net proceeds for general corporate purposes as approved from time to time by the Board, including repayment of loans.

THE OFFERING

Share Offering

The Company is granting to its existing registered holders of Ordinary Shares, a right to subscribe for up to 488,408,824 New Shares. The Share Rights are not transferable and will not be listed or admitted to trade by the Company on any stock exchange. The Share Offering is being conducted in accordance with the Israeli Companies Law. On 30 May and 1 July, 2013, the Company issued announcements in relation to the Share Offering, finally providing 11 days’ notice of the record date of the Share Offering. The Share Subscription Period for the New Shares is expected to start on 15 July, 2013 and will end at 5 p.m. (Tel Aviv time), on 7 August, 2013 (the "Share Subscription Period"), provided that the Depositary may exercise the Share Rights on behalf of Eligible Investors until August 12, 2013. The exercise price for Share Rights will be EUR 0.012 per New Share. 8 New Shares will be offered for every 10 Shares held by Record Shareholders on the Share Record Date (the "Share Subscription Ratio"). In no case shall fractional New Shares be issued, and if any Share Subscription Ratio is not a whole number of New Shares, such Shareholder will receive an amount of New Shares equivalent to such Share Subscription Ratio reduced to the nearest whole number of New Shares.

The offering of Unsubscribed Shares (the "Share Over-Subscription Offering") will also take place during the Share Subscription Period.

Any Share Rights in respect of Shares and GDRs not duly subscribed for during the Offering will lapse (the "Lapsed Share Rights"). The Depositary will participate in the Share Offering only to the extent required to acquire a sufficient number of underlying New Shares to fulfill the allocation of New GDRs in the New GDR Offering. It is expected that the New Shares will be issued to subscribing shareholders on or about 12 August, 2013 and that the Depositary will credit stock accounts with the New GDRs on or about 13 August, 2013.

New GDR Offering

In connection with the Share Offering, the Company has arranged for an offer of up to initially 11,558,901 New GDRs, each representing ten Shares, to be offered to holders of GDRs at the GDR Record Date at the Indicative GDR Subscription Price of US$0.1541 per New GDR.

Eligible Investors who wish to participate in the New GDR Offering will need to complete and return the GDR Subscription Card to the Depositary, or subscribe through a European Clearing System, as applicable, and pay the Deposit Amount before the end of the GDR Subscription Period. The Deposit Amount is determined as the Indicative GDR Subscription Price plus 20% to cover currency exchange rate functions between Euros and US$ and the Depositary’s issuance fee of up to US$0.02 per New GDR, as well as other expenses and taxes. Each GDR Right will entitle that holder to subscribe for one New GDR. The GDR Rights are not transferable and will not be listed or admitted to trade by the Company on any stock exchange.

New GDRs

Subject to all applicable securities laws, Eligible Investors on the GDR Record Date may subscribe for New GDRs at the GDR Subscription Price. Every 1.25 GDRs an Eligible Investor holds immediately after the close of trading of GDRs on the GDR Record Date will entitle that holder to subscribe for 1 New GDR (the "GDR Subscription Ratio"). In no case shall fractional New GDRs be issued, and if any Eligible Investor’s GDR Subscription Ratio is not a whole number of New GDRs, such Eligible Investor will receive an amount of New GDRs equivalent to such GDR Subscription Ratio reduced to the nearest whole number.

Commitments to Subscribe

(Y.Z.) Queenco Limited and its wholly owned subsidiary, Shachar HaMilenium (1991) Ltd., which collectively own approximately 67%, have communicated to us their commitment to subscribe for a minimum of their respective existing pro rata share in the Share Offering.

GDR Record Date

The GDR Record Date for determining the holders of GDRs who may subscribe for New GDRs (subject to applicable securities laws) is immediately after 5.00 p.m. (New York time) on 11 July, 2013. On or about 15 July, 2013 the GDR Subscription Card, will be sent by the Depositary to existing holders of GDRs through DTC and the European Clearing Systems.

GDR Subscription Period and Method of Exercise

The GDR Subscription Period will begin on or about 9.00 a.m. (New York time) on 15 July, 2013 and will end at 5.00 p.m. (New York time) on 7 August, 2013. The clearing systems and brokers and other securities intermediaries will establish their own cut-off dates and times for subscriptions that will be earlier than the end of the GDR Subscription Period. Eligible Investors are responsible for determining the cut-off time that applies to them and for acting, or instructing their securities intermediaries to act, before that time. In order to subscribe for New GDRs, Eligible Investors must duly complete and submit on time a GDR Subscription Card or complete the subscription through the electronic system of Euroclear or Clearstream, as applicable. If you hold GDRs directly through DTC and not through a participant in Euroclear or Clearstream (each a "European Clearing System") and you wish to subscribe for New GDRs, you should complete and sign the GDR Subscription Card and return it by email or facsimile to the Depositary as instructed on such subscription card and pay the Deposit Amount to the Depositary as instructed on such GDR Subscription Card. If you hold GDRs through a participant in a European Clearing System and you wish to subscribe for New GDRs, you should instruct the participant in the European Clearing System through which you hold your GDRs to enter your subscription and pay the Deposit Amount through the system of that European Clearing System.

Eligible Investors must also return their GDR Subscription Card, duly filled out, or certify through the electronic system of a European Clearing System, as applicable, to indicate that they are Eligible Investors qualified to participate in the New GDR Offering. Eligible Investors subscribing pursuant to their GDR Rights must also deposit with the Depositary or cause to be paid through the system of the relevant European Clearing Systems the Deposit Amount for each New GDR subscribed pursuant to their GDR Rights. The Deposit Amount exceeds the estimated U.S. dollar equivalent of the EUR Subscription Price for the underlying New Shares to help ensure that the Depositary will have sufficient funds to pay the U.S. dollar equivalent of the actual GDR Subscription Price for the New Shares in light of possible currency rate fluctuations and to pay the Depositary’s issuance fee for the New GDRs and any applicable expenses and taxes.

The GDR Subscription Card will require an Eligible Investor to indicate (i) the number of GDR Rights they wish to exercise; and (ii) the number of New GDRs that such Eligible Investor wishes to subscribe for in excess of their pro rata GDR Rights, if any. The GDR Subscription Card, or subscription through the electronic system of a European Clearing System, as applicable, must be accompanied by payment made in accordance with the instructions in the GDR Subscription Card of the Deposit Amount for each New GDR subscribed pursuant to their GDR Rights or sought pursuant to Over-Subscription. Such payment must be received by the Depositary prior to the end of the GDR Subscription Period.

Holders of Rule 144A GDRs who exercise their rights hereunder, shall receive the New Shares in the form of Rule 144A GDRs, while holders of Regulation S GDRs and registered shareholders, shall receive the New Shares in the form of Regulation S GDRs. Any Eligible Investor who holds GDRs through a securities intermediary wishing to subscribe for New GDRs should instruct the securities intermediary through which it holds its GDRs in accordance with the instructions received from it.

Once an Eligible Investor has sent a subscription request to the Depositary, it cannot revoke or modify that exercise. An Eligible Investor who has not validly subscribed for New GDRs by the end of the GDR Subscription Period will not be able to subscribe for any New GDRs under the New GDR Offering.

Over-Subscription

To the extent that Record Shareholders, including the Depositary, do not subscribe for all the New Shares pursuant to the Share Rights, the Unsubscribed Shares will be offered to all Record Shareholders, including the Depositary, through an Over-Subscription. The Over-Subscription will also be conducted during the Share Subscription Period. Any Share Rights in respect of New Shares not allocated during the Share Offering will lapse.

GDR Over-Subscription Period and Method of Exercise

The GDR Over-Subscription will be conducted during the GDR Subscription Period.

In order to participate in the GDR Over-Subscription, Eligible Investors must, prior to the end of the GDR Subscription Period, (i) indicate their intention to participate in the GDR Over-Subscription; and (ii) duly complete and return to the Depositary a completed GDR Subscription Card, or enter the over-subscription request through the electronic system of a European Clearing System, as applicable, and pay the Deposit Amount for each New GDR sought pursuant to the GDR Over-Subscription. Eligible Investors who, prior to the end of the GDR Subscription Period, do not complete both (i) and (ii), above, will not be eligible to participate in the GDR Over-Subscription. Eligible Investors who wish to participate in the GDR Over-Subscription must duly complete and return to the Depositary their GDR Subscription Card, or enter the over-subscription request through the electronic system of a European Clearing System, as applicable, in accordance with the instructions set forth in the GDR Subscription Card, prior to the end of the GDR Subscription Period. The GDR subscription must indicate the number of New GDRs that such Eligible Investor wishes to subscribe for in excess of their pro rata GDR Rights. The GDR subscription must be accompanied by payment of the Deposit Amount for each New GDR proposed to be subscribed and over-subscribed pursuant to that GDR subscription. The Depositary will not exercise any rights or commit to over-subscribe unless in receipt of cleared funds. Once an Eligible Investor has sent the GDR subscription to the Depositary, it cannot revoke or modify that exercise or receive any refund of the Deposit Amount except as set forth under ‘‘Refund of Excess Purchase Amount’’.

Allocation of New Shares and New GDRs in the Over-Subscription

In the event that Over-Subscription requests by all Record Shareholders do not exceed the total number of Unsubscribed Shares, each Record Shareholder (and ultimately, each Eligible Investor) shall receive the number of New Shares it requested pursuant to its Over-Subscription.

In the event that Over Subscription requests by all Record Shareholders exceed the total number of Unsubscribed Shares, then:

(a) (i) if only Record GDR Holders have requested to participate in the Over Subscription, then the entire amount of Unsubscribed Shares shall be allocated to the Depositary for distribution to the Record GDR Holders in accordance with paragraph (b) below; (ii) if both Record GDR Holders and Record Shareholders have requested to participate in the Over Subscription, then the Depositary shall be allocated a portion of the Unsubscribed Shares that shall equal its Initial Participation Percentage (as defined below) and the other Record Shareholders shall be allocated the remaining amount of Unsubscribed Shares (the "Excess Amount").

The term "Initial Participation Percentage" means the ratio between the number of New Shares subscribed for by all Eligible Investors (not including New Shares sought in the Over-Subscription) and the number of New Shares initially offered to all the Record GDR Holders hereunder, as multiplied by the Depositary's Percentage of Holdings (as defined below).

(b) the Depositary shall allocate its portion of the Unsubscribed Shares (the "Depositary's Over-Subscription Amount") among the Eligible Investors who are entitled to participate in the Over-Subscription, such that every Eligible Investor shall receive the number of New GDRs it has oversubscribed for as multiplied by a fraction, the numerator of which is the Depositary's Over-Subscription Amount and the denominator of which is the total number of New Shares included in the Over-Subscription orders of all the Eligible Investors.

(c) The Excess Amount, if any, shall be allocated among the Record Shareholders who participate in the Over-Subscription (other than the Depositary) such that each Record Shareholder shall receive a portion of the Excess Amount that shall equal the ratio between such holder's Percentage of Holdings and the aggregate Percentage of Holdings of all Record Shareholders who participate in the Over-Subscription (other than the Depositary).

The term "Percentage of Holdings" with respect to a record holder means such record holder's percentage of holdings of the Company's share capital on the Share Record Date.

Announcement of Results and Closing

The Company will announce the results of the Share Offering on or about 12 August, 2013 and is expected to allocate the New Shares to all of its existing subscribing Record Shareholders on or about the Closing Date, 12 August, 2013. It is expected that the Depositary will credit existing brokerage accounts of participating Eligible Investors with the New GDRs through DTC, Euroclear and Clearstream on or about 13 August, 2013.

If the Share Offering does not close for any reason: (i) the Company shall promptly refund all subscription funds received by it in respect of the exercise of Share Rights by the Depositary to the Depositary or the Custodian; and (ii) the Depositary shall refund all subscription funds held by the Depositary or its Custodian, less any applicable fees, expenses and taxes, to the subscribing Eligible Investors entitled to them.

Refund of Excess Purchase Amount

If the Deposit Amount is greater than the actual GDR Subscription Price plus the Depositary’s issuance fee and any applicable expenses and taxes (the "Excess Purchase Amount") then the Depositary will refund the Excess Purchase Amount to the appropriate Eligible Investors without interest. The Depositary will also return excess Over-Subscription funds to the extent that over-subscribing Eligible Investors receive less New GDRs than they requested pursuant to a valid subscription. The Depositary will begin to refund the Excess Purchase Amount as soon as practicable after it has determined the actual GDR Subscription Price. However, if the Deposit Amount is less than the sum of the actual U.S. dollar GDR Subscription Price plus the Depositary’s issuance fee and applicable expenses and taxes, Eligible Investors will be required to pay the deficiency, and if they do not pay within the time allowed in the Depositary’s notice, the Depositary may sell a portion of the New GDRs to satisfy the deficiency.

Use of Proceeds

The Company is expected to raise approximately EUR 5.776 million from the Offering (net of expenses and assuming full exercise of the over-subscription) and intends to use the net proceeds for general corporate purposes as approved from time to time by the Board, including repayment of loans.

Trading in New GDRs

The New GDRs subscribed for in this Offering, shall be admitted to trading on the London Stock Exchange's Regulated Market pursuant to a block listing application made on 9 July, 2007 (i) to the UKLA as part of the Company's initial offering of Shares in the form of GDRs to be admitted to the official list of the Official List. Admission of the New GDRs issued in the New GDR Offering to trading on the Regulated Market is expected to take place on or about the New GDR Offering Admission Date.

The security identification numbers of the New GDRs offered hereby are as follows:

Regulation S GDRs ISIN: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . US74824B1044
Regulation S GDRs CUSIP Number: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74824B104
Rule 144A GDRs ISIN: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . US74824B2034
Rule 144A GDRs CUSIP Number: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74824B203
London Stock Exchange GDR trading symbol: . . . . . . . . . . . . . . . . . . . . . . . . . . . ‘‘QLI’’

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Rights Issue Memorandum, including the information incorporated by reference herein, contains certain "forward-looking statements" based on our current expectations, assumptions, estimates and projections about our business and our industry.  These forward-looking statements involve risks and uncertainties.  Words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions identify forward-looking statements.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under "Risk Factors" above, and elsewhere in this Rights Issue Memorandum (including the information incorporated herein by reference).  The forward-looking statements made in this Rights Issue Memorandum relate only to events as of the date on which the statements are made.  We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

TERMS AND CONDITIONS OF THE GLOBAL DEPOSITARY RECEIPTS

The following terms and conditions (subject to completion and amendment and excepting sentences in italics) will apply to the Global Depositary Receipts, and will be endorsed on each Global Depositary Receipt certificate:

The Global Depositary Receipts ("GDRs") represented by this certificate are each issued in respect of ten Ordinary Shares of par value NIS 1.00 each (in this chapter, the "Shares") in Queenco Leisure International Ltd. (the "Company") will be pursuant to and subject to an agreement dated 6 July2007 , and made between the Company and The Bank of New York Mellon in its capacity as depositary (the "Depositary") for the "Regulation S Facility" and for the "Rule 144A Facility" (such agreement, as amended from time to time, being hereinafter referred to as the "Deposit Agreement"). Pursuant to the provisions of the Deposit Agreement, the Depositary has appointed Bank Hapoalim B.M. as Custodian (the "Custodian") to receive and hold on its behalf any relevant documentation respecting certain Shares (the "Deposited Shares") and all rights, interests and other securities, property and cash deposited with the Custodian which are attributable to the Deposited Shares (together with the Deposited Shares, the "Deposited Property"). The Depositary shall hold Deposited Property for the benefit of the Holders (as defined below) as bare trustee in proportion to their holdings of GDRs. In these terms and conditions (the "Conditions"), references to the "Depositary" are to The Bank of New York Mellon and/or any other depositary which may from time to time be appointed under the Deposit Agreement, references to the "Custodian" are to Bank Hapoalim B.M. or any other custodian from time to time appointed under the Deposit Agreement and references to the "Main Office" mean, in relation to the relevant Custodian, its head office in the city of Tel Aviv or such other location of the head office of the Custodian in Israel as may be designated by the Custodian with the approval of the Depositary (if outside the city of Tel Aviv) or the head office of any other custodian from time to time appointed under the Deposit Agreement.

The GDRs will upon issue be represented by interests in a Regulation S Master GDR, evidencing Regulation S GDRs, and by interests in a Rule 144A Master GDR, evidencing Rule 144A GDRs (as each such term is defined in the Deposit Agreement). The GDRs are exchangeable in the circumstances set out in "Provisions Relating to the GDRs while in Master Form" for a certificate in definitive registered form in respect of GDRs representing all or part of the interest of the holder in the Master GDR.

References in these Conditions to the "Holder" of any GDR shall mean the person or persons registered on the books of the Depositary maintained for such purpose (the "Register") as holder. These Conditions include summaries of, and are subject to, the detailed provisions of the Deposit Agreement, which includes the forms of the certificates in respect of the GDRs. Copies of the Deposit Agreement are available for inspection at the specified office of the Depositary and each Agent (as defined in Condition17 ) and at the Main Office of the Custodian. Terms used in these Conditions and not defined herein but which are defined in the Deposit Agreement have the meanings ascribed to them in the Deposit Agreement. Holders of GDRs are not party to the Deposit Agreement and thus, under English Law, have no contractual rights against, or obligations to, the Company or Depositary. However, the Deed Poll executed by the Company in favour of the Holders provides that, if the Company fails to perform the obligations imposed on it by certain specified provisions of the Deposit Agreement, any Holder may enforce the relevant provisions of the Deposit Agreement as if it were a party to the Deposit Agreement and was the "Depositary" in respect of that number of Deposited Shares to which the GDRs of which he is the Holder relate. The Depositary is under no duty to enforce any of the provisions of the Deposit Agreement on behalf of any Holder of a GDR or any other person.

1.	Withdrawal of Deposited Property and Further Issues of GDRs

1.1
Any Holder may request withdrawal of, and the Depositary shall thereupon relinquish, the Deposited Property attributable to any GDR upon production of such evidence of the entitlement of the Holder to the relative GDR as the Depositary may reasonably require, at the specified office of the Depositary or any Agent accompanied by:

(i)
a duly executed order (in a form approved by the Depositary) requesting the Depositary to cause the Deposited Property being withdrawn to be delivered at the Main Office of the Custodian, or (at the request, risk and expense of the Holder, and only if permitted by applicable law from time to time) at the specified office located in New York, London or Israel of the Depositary or any Agent, to the order in writing of, the person or  persons designated in such order;

(ii)	the payment of such fees, taxes, duties, charges and expenses as may be required under these Conditions or the Deposit Agreement;

(iii)
the surrender (if appropriate) of GDR certificates in definitive registered form properly endorsed in blank or accompanied by proper instruments of transfer satisfactory to the Depositary to which the Deposited Property being withdrawn is attributable; and

(iv)
the delivery to the Depositary of a duly executed and completed certificate substantially in the form set out either (a) in Schedule 3, Part B, to the Deposit Agreement, if Deposited Property is to be withdrawn or delivered during the Distribution Compliance Period (such term being defined as the 40 day period beginning on the latest of the commencement of the Offering, the original issue date of the GDRs, and the issue date with respect to the additional GDRs, if any, issued to cover over- allotments) in respect of surrendered Regulation S GDRs, or (b) in Schedule 4, Part B, to the Deposit Agreement, if Deposited Property is to be withdrawn or delivered in respect of surrendered Rule 144A GDRs.

1.2
Upon production of such documentation and the making of such payment as aforesaid for withdrawal of the Deposited Property in accordance with Condition 1.1, the Depositary will direct the Custodian, by tested telex, facsimile or SWIFT message, within a reasonable time after receiving such direction from such Holder, to deliver at its Main Office to, or to the order in writing of, the person or persons designated in the accompanying order:

(i)
a certificate (if any) for, or other appropriate instrument of title (if any) to or evidence of a book entry transfer in respect of the relevant Deposited Shares, registered in the name of the Depositary or its nominee and accompanied by such instruments of transfer in blank or to the person or persons specified in the order for withdrawal and such other documents, if any, as are required by law for the transfer thereof; and

(ii)
all other property forming part of the Deposited Property attributable to such GDR, accompanied, if required by law, by one or more duly executed endorsements or instruments of transfer in respect thereof; provided however that the Depositary may make delivery at its specified office in New York of any Deposited Property which is in the form of cash;

PROVIDED THAT the Depositary (at the request, risk and expense of any Holder so surrendering a GDR):

(a)
will direct the Custodian to deliver the certificates for, or other instruments of title to, or book entry transfer in respect of, the relevant Deposited Shares and any document relative thereto and any other documents referred to in sub-paragraphs 1.2(i) and (ii) of this Condition (together with any other property forming part of the Deposited Property which may be held by the Custodian or its agent and is attributable to such Deposited Shares); and/or

(b)
will deliver any other property forming part of the Deposited Property which may be held by the Depositary and is attributable to such GDR (accompanied, if required by law, by one or more duly executed endorsements or instruments of transfer in respect thereof); in each case to the specified office located in New York or London of the Depositary (if permitted by applicable law from time to time) or at the specified office in Israel of any Agent as designated by the surrendering Holder in the order accompanying such GDR.

1.3
Delivery by the Depositary, any Agent and the Custodian of all certificates, instruments, dividends or other property forming part of the Deposited Property as specified in this Condition will be made subject to any laws or regulations applicable thereto.

1.4
The Depositary may, in accordance with the terms of the Deposit Agreement and upon delivery of a duly executed order (in a form reasonably approved by the Depositary) and a duly executed certificate substantially in the form of (a) Schedule 3, Part A of the Deposit Agreement (which is described in the following paragraph) by or on behalf of any investor who is to become the beneficial owner of the Regulation S GDRs or (b) Schedule 4, Part A of the Deposit Agreement (which is described in the second following paragraph) by or on behalf of any investor who is to become the beneficial owner of Rule 144A GDRs from time to time execute and deliver further GDRs having the same terms and conditions as the GDRs which are then outstanding in all respects (or the same in all respects except for the first dividend payment on the Shares corresponding to such further GDRs) and, subject to the terms of the Deposit Agreement, the Depositary shall accept for deposit any further Shares in connection therewith, so that such further GDRs shall form a single series with the already outstanding GDRs. References in these Conditions to the GDRs include (unless the context requires otherwise) any further GDRs issued pursuant to this Condition and forming a single series with the already outstanding GDRs.

The certificate to be provided in the form of Schedule 3 , Part A, of the Deposit Agreement certifies, among other things, that the person providing such certificate is not a US person (as defined in Regulation S under the US Securities Act of 1933, as amended (the "Securities Act")), is located outside the United States and will comply with the restrictions on transfer set forth under " Transfer Restrictions".

The certificate to be provided in the form of Schedule 4, Part A, of the Deposit Agreement certifies, among other things that the person providing such certificate is a qualified institutional buyer (as defined in Rule 144A under the Securities Act ("QIB")) or is acting for the account of another person and such person is a Q1B and, in either case, will comply with the restrictions on transfer set forth under " Transfer Restrictions" .

1.5
Any further GDRs issued pursuant to Condition1.4  which (i) represent Shares which have rights (whether dividend lights or otherwise) which are different from the rights attaching to the Shares represented by the outstanding GDRs, or (ii) are otherwise not fungible with the outstanding GDRs, will be represented by a separate temporary global Regulation S GDR and/or Rule 144A GDR. Upon becoming fungible with outstanding GDRs, such further GDRs shall be evidenced by a Master Regulation S GDR and a Master Rule 144A GDR (by increasing the total number of GDRs evidenced by the relevant Master Regulation S GDR and the Master Rule 144A GDR by the number of such further GDRs, as applicable).

1.6
The Depositary may issue GDRs against rights to receive Shares from the Company (or any agent of the Company recording Share ownership). No such issue of GDRs will be deemed a "Pre-Release" as defined in Condition 1.7.

1.7
Unless requested in writing by the Company to cease doing so, and notwithstanding the provisions of Condition 1.4, the Depositary may execute and deliver GDRs or issue interests in a Master Regulation S GDR or a Master Rule 144A GDR, as the case may be, prior to the receipt of Shares (a "Pre- Release"). The Depositary may, pursuant to Condition 1.1, deliver Shares upon the receipt and cancellation of GDRs, which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such GDR has been Pre-Released. The Depositary may receive GDRs in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom GDRs or Deposited Property are to be delivered (the "Pre-Releasee") that such person, or its customer, (i) owns or represents the owner of the corresponding Deposited Property or GDRs to be remitted (as the case may be), (ii) assigns all beneficial right, title and interest in such Deposited Property or GDRs (as the case may be) to the Depositary in its capacity as such and for the benefit of the Holders, (iii) will not take any action with respect to such GDRs or Deposited Property (as the case may be) that is inconsistent with the transfer of beneficial ownership (including without the consent of the Depositary, disposing of such Deposited Property or GDRs, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralised with cash or such other collateral as the Depositary determines in good faith will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five(5)  business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of GDRs which are outstanding at any time as a result of Pre-Release will not normally represent more than thirty per cent, of the total number of GDRs then outstanding; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limits for the purpose of general application. The Depositary will also set dollar limits with respect to such transactions hereunder with any particular Pre-Releasee hereunder on a case by case basis as the Depositary deems appropriate. The collateral referred to in sub-paragraph (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations in connection herewith, including the Pre- Releasee's obligation to deliver Shares and/or other securities or GDRs upon termination of a transaction anticipated hereunder (and shall not, for the avoidance of doubt, constitute Deposited Property hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing including, without limitation, earnings on the collateral.

The person to whom a Pre-Release of Rule 144A GDRs or Rule 144A Shares is to be made pursuant to this Condition1.7  shall be required to deliver to the Depositary a duly executed and completed certificate substantially in the form set out in Schedule 4 Part A of the Deposit Agreement. The person to whom any Pre-Release of Regulation S GDRs or Regulation S Shares is to be made pursuant to this paragraph shall be required to deliver to the Depositary a duly executed and completed certificate substantially in the form set out in Schedule 3 Part A of the Deposit Agreement.

2 .        Suspension of Issue of GDRs and of Withdrawal of Deposited Property

The Depositary shall be entitled, at its reasonable discretion, at such times as it shall determine, to suspend the issue or transfer of GDRs (and the deposit of Shares) generally or in respect of particular Shares. In particular, to the extent that it is in its opinion practicable for it to do so, the Depositary will refuse to accept Shares for deposit, to execute and deliver GDRs or to register transfers of GDRs if it has been notified by the Company in writing that the Deposited Shares or GDRs or any depositary receipts corresponding to Shares are listed on a U.S. Securities Exchange or quoted on a U.S. automated inter dealer quotation system unless accompanied by evidence satisfactory to the Depositary that any such Shares are eligible for resale pursuant to Rule 144A. Further, the Depositary may suspend the withdrawal of Deposited Property during any period when the Register, or the register of shareholders of the Company is closed or, generally or in one or more localities, suspend the withdrawal of Deposited Property or deposit of Shares if deemed necessary or desirable or advisable by the Depositary in good faith at any time or from time to time, in order to comply with any applicable law or governmental or stock exchange regulations or any provision of the Deposit Agreement or for any other reason. The Depositary shall (unless otherwise notified by the Company) restrict the withdrawal of Deposited Shares where the Company notifies the Depositary in writing that such withdrawal would result in ownership of Shares exceeding any limit under any applicable law, government resolution or the Company's constitutive documents or would otherwise violate any applicable laws.

.3         Transfer and Ownership

The GDRs are in registered form, each corresponding to ten Shares. Title to the GDRs passes by registration in the Register and accordingly, transfer of title to a GDR is effective only upon such registration. The Depositary will refuse to accept for transfer any GDRs if it reasonably believes that such transfer would result in violation of any applicable laws. The Holder of any GDR will (except as otherwise required by law) be treated by the Depositary and the Company as its beneficial owner for all purposes (whether or not any payment or other distribution in respect of such GDR is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or theft or loss of any certificate issued in respect of it) and no person will be liable for so treating the Holder.

Interests in Rule 144A GDRs corresponding to the Master Rule 144A GDR may be transferred to a person whose interest in such Rule I44A GDRs is subsequently represented by the Master Regulation S GDR only upon receipt by the Depositary of written certifications (in the forms provided in the Deposit Agreement) from the transferor and the transferee to the effect that such transfer is being made in accordance with Rule 903 Rule904  of Regulation S under the United States Securities Act of1933 , as amended (the ״U.S. Securities Act"). Prior to expiration of the Distribution Compliance Period, no owner of Regulation S GDRs may transfer Regulation S GDRs or Shares represented thereby except in accordance with Rule 903 or Rule 904 of Regulation S under the U.S. Securities Act or to, or for the account of, a qualified institutional buyer as defined in Rule 144A under the U.S. Securities Act (each a "QIB") in a transaction meeting the requirements of such Rule 144A. There shall be no transfer of Regulation S GDRs by an owner thereof to a QIB except as aforesaid and unless such owner (i) withdraws Regulation S Shares from the Regulation S Facility in accordance with Clause 3.5 of the Deposit Agreement and (ii) instructs the Depositary to deliver the Shares so withdrawn to the account of the Custodian to be deposited into the Rule 144A Facility for issuance thereunder of Rule 144A GDRs to, or for the account of, such QIB. Issuance of such Rule 144A GDRs shall be subject to the terms and conditions of the Deposit Agreement, including, with respect to the deposit of Shares and the issuance of Rule 144A GDRs, delivery of the duly executed and completed written certificate and agreement required under the Deposit Agreement by or on behalf of each person who will be the beneficial owner of such Rule 144A GDRs certifying that such person is a QIB and agreeing that it will comply with the restrictions on transfer set forth therein and to payment of the fees, charges and taxes provided therein.

4.         Cash Distributions

Whenever the Depositary shall receive from the Company any cash dividend or other cash distribution on or in respect of the Deposited Shares (including any amounts received in the liquidation of the Company) or otherwise in connection with the Deposited Property, the Depositary shall, as soon as practicable, convert the same into United States dollars in accordance with Condition 8. The Depositary shall, if practicable in the opinion of the Depositary, give notice to the Holders of its receipt of such payment in accordance with Condition 23, specifying the amount per Deposited Share payable in respect of such dividend or distribution and the earliest date, determined by the Depositary, for transmission of such payment to Holders and shall as soon as practicable distribute any such amounts to the Holders in proportion to the number of Deposited Shares corresponding to the GDRs so held by them respectively, subject to and in accordance with the provisions of Conditions 9  and 11 ; PROVIDED THAT:

(a)
in the event that the Depositary is aware that any Deposited Shares are not entitled, by reason of the date of issue or transfer or record date or otherwise, to such full proportionate amount, the amount so distributed to the relative Holders shall be adjusted accordingly; and

(b)
the Depositary will distribute only such amounts of cash dividends and other distributions as may be distributed without attributing to any GDR a fraction of the lowest integral unit of currency in which the distribution is made by the Depositary, and any balance remaining shall be retained by the Depositary beneficially as an additional fee under Condition 16.1(iv).

5.        Distributions of Shares

Whenever the Depositary shall receive from the Company any distribution in respect of Deposited Shares which consists of a dividend or free distribution of Shares, the Depositary shall cause to be distributed to the Holders entitled thereto, in proportion to the number of Deposited Shares corresponding to the GDRs held by them respectively, additional GDRs corresponding to an aggregate number of Shares received pursuant to such distribution. Such additional GDRs shall be distributed by an increase in the number of GDRs corresponding to the Master GDRs by an issue of certificates in definitive registered form in respect of GDRs, according to the manner in which the Holders hold their GDRs; PROVIDED THAT, if and in so far as the Depositary deems any such distribution to all or any Holders not to be reasonably practicable (including, without limitation, due to the fractions which would otherwise result or to any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges) or to be unlawful, the Depositary shall (either by public or private sale and otherwise at its discretion, subject to all applicable laws and regulations) sell such Shares so received and distribute the net proceeds of such sale as a cash distribution pursuant to Condition4  to the Holders entitled thereto.

6.        Distributions other than in Cash or Shares

Whenever the Depositary shall receive from the Company any dividend or distribution in securities (other than Shares) or in other property (other than cash) on or in respect of the Deposited Property, the Depositary shall distribute or cause to be distributed such securities or other property to the Holders entitled thereto, in proportion to the number of Deposited Shares corresponding to the GDRs held by them respectively, in any manner that the Depositary may deem equitable and practicable for effecting such distribution; PROVIDED THAT, if and in so far as the Depositary deems any such distribution to all or any Holders not to be reasonably practicable (including, without limitation, due to the fractions which would otherwise result or to any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges) or to be unlawful, the Depositary shall deal with the securities or property so received, or any part thereof, in such way as the Depositary may determine to be equitable and practicable, including, without limitation, by way of sale (either by public or private sale and otherwise at its discretion, subject to all applicable laws and regulations) and shall (in the case of a sale) distribute the resulting net proceeds as a cash distribution pursuant to Condition4  to the Holders entitled thereto.

7.	Rights Issues

If and whenever the Company announces its intention to make any offer or invitation to the holders of Shares to subscribe for or to acquire Shares, securities or other assets by way of rights, the Depositary shall as soon as practicable give notice to the Holders, in accordance with Condition 23, of such offer or invitation, specifying, if applicable, the earliest date established for acceptance thereof, the last date established for acceptance thereof and the manner by which and time during which Holders may request the Depositary to exercise such rights as provided below or, if such be the case, specifying details of how the Depositary proposes to distribute the rights or the proceeds of any sale thereof. The Depositary will deal with such rights in the manner described below:

(i)
if and to the extent that the Depositary shall, at its discretion, deem it to be lawful and reasonably practicable, the Depositary shall make arrangements whereby the Holders may, upon payment of the subscription price in NIS or other relevant currency together with such fees, taxes, duties, charges, costs and expenses as may be required under the Deposit Agreement and completion of such undertakings, declarations, certifications and other documents as the Depositary may reasonably require, request the Depositary to exercise such rights on their behalf with respect to the Deposited Shares and to distribute the Shares, securities or other assets so subscribed or acquired to the Holders entitled thereto by an increase in the numbers of GDRs corresponding to the Master GDRs or an issue of certificates in definitive registered form in respect of GDRs, according to the manner in which the Holders hold their GDRs; or

(ii)
if and to the extent that the Depositary shall at its discretion, deem it to be lawful and reasonably practicable, the Depositary will distribute such rights to the Holders entitled thereto in such manner as the Depositary may at its discretion determine; or

(iii)
if and to the extent that the Depositary deems any such arrangement and distribution as is referred to in paragraphs (i) and (ii) above to all or any Holders not to be lawful and reasonably practicable (including, without limitation, due to the fractions which would otherwise result or to any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges) or to be unlawful, the Depositary (a) will, PROVIDED THAT Holders have not taken up rights through the Depositary as provided in (i) above, sell such rights (either by public or private sale and otherwise at its discretion subject to all applicable laws and regulations) or (b) may, if such rights are not transferable, in its discretion, arrange for such rights to be exercised and the resulting Shares or securities sold and, in each case, distribute the net proceeds of such sale as a cash distribution pursuant to Condition 4 to the Holders entitled thereto.

(iv) (a)
Notwithstanding the foregoing, in the event that the Depositary offers rights pursuant to Condition 7(i) (the "Primary GDR Rights Offering"), if authorised by the Company to do so, the Depositary may, in its discretion, make arrangements whereby in addition to instructions given by a Holder to the Depositary to exercise rights on its behalf pursuant to Condition 7(i), such Holder is permitted to instruct the Depositary to subscribe on its behalf for additional rights which are not attributable to the Deposited Shares represented by such Holder's GDRs ("Additional GDR Rights") if at the date and time specified by the Depositary for the conclusion of the Primary GDR Offering (the "Instruction Date") instructions to exercise rights have not been received by the Depositary from the Holders in respect of all their initial entitlements. Any Holder's instructions to subscribe for such Additional GDR Rights ("Additional GDR Rights Requests") shall specify the maximum number of Additional GDR Rights that such Holder is prepared to accept (the "Maximum Additional Subscription") and must be received by the Depositary by the Instruction Date. If by the Instruction Date any rights offered in the Primary GDR Rights Offering have not been subscribed by the Holders initially entitled thereto ("Unsubscribed Rights"), subject to Condition 7(iv)(c) and receipt of the relevant subscription price in NIS or other relevant currency, together with such fees, taxes, duties, charges, costs and expenses as it may deem necessary, the Depositary shall make arrangements for the allocation and distribution of Additional GDR Rights in accordance with Condition 7(iv)(b).

(b)
Holders submitting Additional GDR Rights Requests shall be bound to accept the Maximum Additional Subscription specified in such Additional GDR Request but the Depositary shall not be bound to arrange for a Holder to receive the Maximum Additional Subscription so specified but may make arrangements whereby the Unsubscribed Rights are allocated pro rata  on the basis of the extent of the Maximum Additional Subscription specified in each Holder's Additional GDR Rights Request.

(c)
In order to proceed in the manner contemplated in this Condition 7(iv), the Depositary shall be entitled to receive such opinions from Israeli counsel and US counsel as in its discretion it deems necessary which opinions shall be in a form and provided by counsel satisfactory to the Depositary and at the expense of the Company and may be requested in addition to any other opinions and/or certifications which the Depositary shall be entitled to receive under the Deposit Agreement and these Conditions, For the avoidance of doubt, save as provided in these Conditions and the Deposit Agreement, the Depositary shall have no liability to the Company or any Holder in respect of its actions or omissions to act under this Condition 7(iv) and, in particular, the Depositary will not be regarded as being negligent, acting in bad faith, or in wilful default if it elects not to make the arrangements referred to in Condition 7(iv)(a).

The Company has agreed in the Deposit Agreement that it will, unless prohibited by applicable law or regulation, give its consent to, and if requested use all reasonable endeavours (subject to the next paragraph) to facilitate, any such distribution, sale or subscription by the Depositary or the Holders, as the case may be, pursuant to Conditions 4, 5, 6, 7 or 10 (including the obtaining of legal opinions from counsel reasonably satisfactory to the Depositary concerning such matters as the Depositary may reasonably specify).

If the Company notifies the Depositary that registration is required in any jurisdiction under any applicable law of the rights, securities or other property to be distributed under Condition 4,5, 6,7 or 10 or the securities to which such rights relate in order for the Company to offer such rights or distribute such securities or other property to the Holders or owners of GDRs and to sell the securities corresponding to such rights, the Depositary will not offer such rights or distribute such securities or other property to the Holders or sell such securities unless and until the Company procures the receipt by the Depositary of an opinion from counsel reasonably satisfactory to the Depositary that a registration statement is in effect or that the offering and sale of such rights or securities to such Holders or owners of GDRs are exempt from registration under the provisions of such law. Neither the Company nor the Depositary shall be liable to register such rights, securities or other property or the securities to which such rights relate and they shall not be liable for any losses, damages or expenses resulting from any failure to do so.

If at the time of the offering of any rights, at its discretion, the Depositary shall be satisfied that it is not lawful or practicable (for reasons outside its control) to dispose of the rights in any manner provided in paragraphs (i), (ii), (iii) and (iv) above, the Depositary shall permit the rights to lapse. The Depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders or owners of GDRs in general or to any Holder or owner of a GDR or Holders or owners of GDRs in particular.

8.	Conversion of Foreign Currency

Whenever the Depositary shall receive any currency other than United States dollars by way of dividend or other distribution or as the net proceeds from the sale of securities, other property or rights, and if at the time of the receipt thereof the currency so received can in the judgement of the Depositary be converted on a reasonable basis into United Stales dollars and distributed to the Holders entitled thereto, the Depositary shall as soon as practicable itself convert or cause to be converted by another bank or other financial institution, by sale or in any other manner that it may reasonably determine, the currency so received into United States dollars. If such conversion or distribution can be effected only with the approval or licence of any government or agency thereof, the Depositary shall make reasonable efforts to apply, or procure that an application be made, for such approval or licence, if any, as it may deem desirable. If at any time the Depositary shall determine that in its judgement any currency other than United States dollars is not convertible on a reasonable basis into United States dollars and distributable to the Holders entitled thereto, or if any approval or licence of any government or agency thereof which is required for such conversion is denied or, in the opinion of the Depositary, is not obtainable, or if any such approval or licence is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute such other currency received by it) or an appropriate document evidencing the right to receive such other currency) to the Holders entitled thereto to the extent permitted under applicable law, or the Depositary may in its discretion hold such other currency for the benefit of the Holders entitled thereto. If any conversion of any such currency can be effected in whole or in part for distribution to some (but not all) Holders entitled thereto, the Depositary may at its discretion make such conversion and distribution in United States dollars to the extent possible to the Holders entitled thereto and may distribute the balance of such other currency received by the Depositary to, or hold such balance for the account of, the Holders entitled thereto, and notify the Holders accordingly.

9.	Distribution of any Payments

9.1
Any distribution of cash under Condition 7 , 5, 6, 4  or 10  will be made by the Depositary to Holders on the record date established by the Depositary for that purpose (such date to be as close to the record date set by the Company as is reasonably practicable) and, if practicable in the opinion of the Depositary, notice shall be given promptly to Holders in accordance with Condition 23, in each case subject to any laws or regulations applicable thereto and (subject to the provisions of Condition 8) distributions will be made in United States dollars by cheque drawn upon a bank in New York City or, in the case of the Master GDRs, according to usual practice between the Depositary and Clearstream, Euroclear or DTC, as the case may be. The Depositary or the Agent, as the case may be, may deduct and retain from all moneys due in respect of such GDR in accordance with the Deposit Agreement all fees, taxes, duties, charges, costs and expenses which may become or have become payable under the Deposit Agreement or under applicable law or regulation in respect of such GDR 01׳ the relative Deposited Property.

9.2
Delivery of any securities or other property or rights other than cash shall be made as soon as practicable to the Holders on the record date established by the Depositary for that purpose (such date to be as close to the record date set by the Company as is reasonably practicable), subject to any laws or regulations applicable thereto. If any distribution made by the Company with respect to the Deposited Property and received by the Depositary shall remain unclaimed at the end of three years from the first date upon which such distribution is made available to Holders in accordance with the Deposit Agreement, all rights of the Holders to such distribution or the proceeds of the sale thereof shall be extinguished and the Depositary shall (except for any distribution upon the liquidation of the Company when the Depositary shall retain the same) return the same to the Company for its own use and benefit subject, in all cases, to the provisions of applicable law or regulation.

10.	Capital Reorganisation

Upon any change in the nominal or par value, sub-division, consolidation or other reclassification of Deposited Shares or any other part of the Deposited Property or upon any reduction of capital, or upon any reorganisation, merger or consolidation of the Company or to which it is a party (except where the Company is the continuing corporation), the Depositary shall as soon as practicable give notice of such event to the Holders and at its discretion may treat such event as a distribution and comply with the relevant provisions of Conditions 4, 5, 6 and 9  with respect thereto, or may execute and deliver additional GDRs in respect of Shares or may require the exchange of existing GDRs for new GDRs which reflect the effect of such change.

11.	Withholding Taxes and Applicable Laws

11.1	Payments to Holders of dividends or other distributions on or in respect of the Deposited Shares will be subject to deduction of Israeli and other withholding taxes, if any, at the applicable rates.

11.2
If any governmental or administrative authorisation, consent, registration or permit or any report to any governmental or administrative authority is required under any applicable law in Israel in order for the Depositary to receive from the Company Shares or other securities to be deposited under these Conditions, or in order for Shares, other securities or other properly to be distributed under Condition 4, 5, 6 or 10  or to be subscribed under Condition 7 or to offer any rights or sell any securities represented by such rights relevant to any Deposited Shares, the Company has agreed to apply for such authorisation, consent, registration or permit or file such report on behalf of the Holders within the time required under such laws. In this connection, the Company has undertaken in the Deposit Agreement to the extent reasonably practicable to take such action as may be required in obtaining or filing the same. The Depositary shall not be obliged to distribute GDRs representing such Shares, Shares, other securities or other property deposited under these Conditions or make any offer of any such rights or sell any securities corresponding to any such rights with respect to which such authorisation, consent, registration or permit or such report has not been obtained or filed, as the case may be, and shall have no duties to obtain any such authorisation, consent, registration or permit, or to file any such report.

12.	Voting Rights

12.1
Holders will have voting rights with respect to the Deposited Shares. The Company has agreed to notify the Depositary of any resolution to be proposed at a General Meeting of the Company and the Depositary will vote or cause to be voted the Deposited Shares in the manner set out in this Condition 12.

The Company has agreed with the Depositary that it will promptly provide to the Depositary sufficient copies, as the Depositary may reasonably request, of notices of meetings of the shareholders of the Company and the agenda therefor as well as written requests containing voting instructions by which each Holder may give instructions to the Depositary to vote for or against each and any resolution specified in the agenda for the meeting (and, where required under applicable Israeli law, whether or not the Holder has a personal interest (as such term is defined and interpreted under applicable Israeli law) in the transaction underlying the proposed resolution), which the Depositary shall send to any person who is a Holder on the record date established by the Depositary for that purpose (which shall be the same as the corresponding record date set by the Company or as near as practicable thereto) as soon as practicable after receipt of the same by the Depositary in accordance with Condition 23. The Company has also agreed to provide to the Depositary appropriate proxy forms to enable the Depositary to appoint a representative to attend the relevant meeting and vote on behalf of the Depositary.

12.2
In order for each voting instruction to be valid, the voting instructions form must be completed and duly signed by the respective Holder (or in the case of instructions received from the clearing systems should be received by authenticated SWIFT message) in accordance with the written request containing voting instructions and returned to the Depositary by such time and date as the Depositary may specify.

12.3
In addition, where the approval of a transaction requires the affirmative vote by holders of a certain percentage of the shares held by Holders not having a personal interest (as such term is defined and interpreted under applicable Israeli law) in such transaction, the voting instructions form shall enable the indication by the Holder thereof of whether such Holder has a personal interest in such transaction and the Depositary will inform the Company of the aggregate number of shares voted in favour of the proposed transaction and held by Holders who shall have indicated that they have not personal interest in such transaction, and the aggregate number of Shares voted by Holders, whether in favouror against, who shall have indicated that they have no personal interest in such transaction, as well as the aggregate number of Shares voted by such Holders against the proposed transaction. The Company will inform the Depositary whenever the approval of a proposed transaction requires an indication by voting Holders of a personal interest in such transaction and the Depositary will not cast votes of Holders who do not provide such indication.

12.4
The Depositary will exercise or cause to be exercised the voting rights in respect of the Deposited Shares so that a portion of the Deposited Shares will be voted for and a portion of the Deposited Shares will be voted against any resolution specified in the agenda for the relevant meeting in accordance with the voting instructions it has received. In addition, the Depositary will indicate, with respect to each Holder, whether such Holder shall have indicated where required under Israeli law, that it has a personal interest in the transactions underlying the proposed resolution.

12.5
If the Depositary is advised in the opinion referred to in Condition 12.7 below that it is not permitted by Israeli law to exercise the voting rights in respect of the Deposited Shares differently (so that a portion of the Deposited Shares may be voted for a resolution and a portion of the Deposited Shares may be voted against a resolution) the Depositary shall, if the opinion referred to in Condition12.7  below confirms it to be permissible under Israeli law, calculate from the voting instructions that it has received from all Holders (x) the aggregate number of votes in favour of a particular resolution and (y) the aggregate number of voles opposed to such resolution and cast or cause to be cast in favour of or opposed to such resolution the number of votes representing the net positive difference between such aggregate number of votes in favour of such resolution and such aggregate number of votes opposed to such resolution.

12.6
The Depositary will only endeavour to vote or cause to be voted the votes attaching to Shares in respect of which voting instructions have been received, except that if no voting instructions are received by the Depositary (either because no voting instructions are returned to the Depositary or because the voting instructions are incomplete, illegible or unclear) from a Holder with respect to any or all of the Deposited Shares represented by such Holder's GDRs on or before the date and lime specified by the Depositary for receipt of voting instructions, such Holder shall be deemed to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Shares, and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Shares, PROVIDED THAT on such instruction shall be deemed given, and no such discretionary proxy shall be given, with respect to any matter as to which the Company informs the Depositary (and the Company has agreed to provide such information in writing as soon as practicable) that (i) the Company does not wish such proxy to be given, or (ii) such matter materially and adversely affects the rights of holders of Shares or, (iii) the approval of the transaction underlying the voting instructions requires under Israeli law an indication by Holders of whether they have a personal interest (as such term is defined and interpreted under applicable Israeli law) in such transaction.

12.7
If the Depositary is advised in the opinion referred to in Condition 12.7 below that it is not permissible under Israeli law or the Depositary determines that it is not reasonably practicable to vote or cause to be voted such Deposited Shares in accordance with Conditions 12.3, 12.4  or 12.5  the Depositary shall not vote or cause to be voted such Deposited Shares.

12.8
Where the Depositary is to vote in respect of each and any resolution in the manner described in Conditions 12.3, 12.4 or 12.5 above the Depositary shall notify the Chairman of the Company and appoint a person designated by him as a representative of the Depositary to attend such meeting and vote the Deposited Shares in the manner required by this Condition. The Depositary shall not be required to take any action required by this Condition 12 unless it shall have received an opinion from the Company's legal counsel (such counsel being reasonably acceptable to the Depositary) at the expense of the Company to the effect that such voting arrangement is valid and binding on Holders under Israeli law and the statutes of the Company and that the Depositary is permitted to exercise votes in accordance with the provisions of this Condition 12, but that in doing so the Depositary will not be deemed to be exercising voting discretion.

12.9	By continuing to hold GDRs, all Holders shall be deemed to have agreed to the provisions of this Condition as it may be amended from time to time in order to comply with applicable Israeli law.

12.10
The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominees do not, vote or attempt to exercise the right to vote that attaches to the Deposited Shares, other than in accordance with instructions given in accordance with this Condition.

13.	Recovery of Taxes, Duties and Other Charges, and Fees and Expenses due to the Depositary

The Depositary shall not be liable for any taxes, duties, charges, costs or expenses which may become payable in respect of the Deposited Shares or other Deposited Property or the GDRs, whether under any present or future fiscal or other laws or regulations, and such part thereof as is proportionate or referable to a GDR (the "Charges") shall be payable by the Holder thereof to the Depositary at any time on request or may be deducted from any amount due or becoming due on such GDR in respect of any dividend or other distribution, The Depositary may sell (whether by way of public or private sale and otherwise at its discretion, subject to all applicable laws and regulations) for the account of the Holder an appropriate number of Deposited Shares or amount of other Deposited Property and will discharge out of the proceeds of such sale any Charges, and any fees or expenses due to the Depositary from the Holder pursuant to Condition 16, and subsequently pay any surplus to the Holder. Any request by the Depositary for the payment of Charges shall be made by giving notice pursuant to Condition 23.

14.	Liability

14.1
In acting hereunder the Depositary shall have only those duties, obligations and responsibilities expressly specified in the Deposit Agreement and these Conditions and, other than holding the Deposited Property for the benefit of Holders as bare trustee, does not assume any relationship of trust for or with the Holders or owners of GDRs or any other person.

14.2
Neither the Depositary, the Custodian, the Company, any Agent, nor any of their agents, officers, directors or employees shall incur any liability to any other of them or to any Holder or owner of a GDR or any other person with an interest in any GDRs if, by reason of any provision of any present or future law or regulation of Israel or any other country or of any relevant governmental authority, or by reason of the interpretation or application of any such present or future law or regulation or any change therein, or by reason of any other circumstances beyond their control, or in the case of the Depositary, the Custodian, any Agent or any of their agents, officers, directors or employees, by reason of any provision, present or future, of the constitutive documents of the Company, any of them shall be prevented, delayed or forbidden from doing or performing any act or thing which the terms of the Deposit Agreement or these Conditions provide shall or may be done or performed; nor shall any of them incur any liability to any Holder or owner of GDRs or any other person with an interest in any GDRs by reason of any exercise of, or failure to exercise, any voting rights attached to the Deposited Shares or any of them or any other discretion or power provided for in the Deposit Agreement. Any such party may rely on, and shall be protected in acting upon, any written notice, request, direction or other document believed by it to be genuine and to have been duly signed or presented (including a translation which is made by a translator believed by it to be competent or which appears to be authentic).

14.3
Neither the Depositary nor any Agent shall be liable (except for its own wilful default, negligence or bad faith or that of its agents, officers, directors or employees) to the Company or any Holder or owner of GDRs or any other person, by reason of having accepted as valid or not having rejected any certificate for Shares or GDRs or any signature on any transfer or instruction purporting to be such and subsequently found to be forged or not authentic or for its failure to perform any obligations under the Deposit Agreement or these Conditions.

14.4
The Depositary and its agents may engage or be interested in any financial or other business transactions with the Company or any of its subsidiaries or affiliates, or in relation to the Deposited Property (including without prejudice to the generality of the foregoing, the conversion of any part of the Deposited Property from one currency to another), may at any time hold or be interested in GDRs for its own account, and shall be entitled to charge and be paid all usual fees, commissions and other charges for business transacted and acts done by it as a bank, and not in the capacity of Depositary, in relation to matters arising under the Deposit Agreement (including, without prejudice to the generality of the foregoing, charges on the conversion of any part of the Deposited Property from one currency to another and on any sales of property) without accounting to Holders or any other person for any profit arising therefrom.

14.5
The Depositary shall endeavour to effect any such sale as is referred to or contemplated in Condition 5, 6, 7, 10, 13 or 21 or any such conversion as is referred to in Condition 8in accordance with the Depositary's normal practices and procedures but shall have no liability (in the absence of its own wilful default, negligence or bad faith or that of its agents, officers, directors or employees) with respect to the terms of such sale or conversion or if such sale or conversion shall not be reasonably practicable.

14.6
The Depositary shall not be required or obliged to monitor, supervise or enforce the observance and performance by the Company of its obligations under or in connection with the Deposit Agreement or these Conditions.

14.7
The Depositary shall have no responsibility whatsoever to the Company, any Holders or any owner of GDRs or any other person as regards any deficiency which might arise because the Depositary is subject to any tax in respect of the Deposited Property or any part thereof or any income therefrom or any proceeds thereof.

14.8
In connection with any proposed modification, waiver, authorisation or determination permitted by the terms of the Deposit Agreement, the Depositary shall not, except as otherwise expressly provided in Condition 22, be obliged to have regard to the consequence thereof for the Holders or the owners of GDRs or any other person.

14.9
Notwithstanding anything else contained in the Deposit Agreement or these Conditions, the Depositary may refrain from doing anything which could or might, in its opinion, be contrary to any law of any jurisdiction or any directive or regulation of any agency or state or which would or might otherwise render it liable to any person and the Depositary may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

14.10
The Depositary may, in relation to the Deposit Agreement and these Conditions, act or take no action on the advice or opinion of, or any certificate or information obtained from, any lawyer, valuer, accountant, banker, broker, securities company or other expert whether obtained by the Company, the Depositary or otherwise, and shall not be responsible or liable for any loss or liability occasioned by so acting or refraining from acting or relying on information from persons presenting Shares for deposit or GDRs for surrender or requesting transfers thereof.

14.11
Any such advice, opinion, certificate or information (as discussed in Condition14.10  above) may be sent or obtained by letter, telex, facsimile transmission, telegram or cable and the Depositary shall not be liable for acting on any advice, opinion, certificate or information purported to be conveyed by any such letter, telex or facsimile transmission although (without the Depositary's knowledge) the same shall contain some error or shall not be authentic, provided that the Depositary was not put on notice that the same is incorrect.

14.12
The Depositary may call for and shall beat liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing, a certificate, letter or other communication, whether oral or written, signed or otherwise communicated on behalf of the Company by a director of the Company or by a person duly authorised by a director of the Company or such other certificate from persons specified in Condition 14.10 above which the Depositary considers appropriate and the Depositary shall not be bound in any such case to call for further evidence or be responsible for any loss or liability that may be occasioned by the Depositary acting on such certificate.

14.13	The Depositary shall have no obligation under the Deposit Agreement except to perform its obligations as are specifically set out therein without wilful default, negligence or bad faith.

14.14
The Depositary may delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons, whether being a joint Depositary of the Deposit Agreement or not and not being a person to whom the Company may reasonably object, all or any of the powers, authorities and discretions vested in the Depositary by the Deposit Agreement and such delegation may be made upon such terms and subject to such conditions, including power to sub-delegate and subject to such regulations as the Depositary may in the interests of the Holders think fit, provided that no objection from the Company to any such delegation as aforesaid may be made to a person whose financial statements are consolidated with those of the Depositary's ultimate holding company. Any delegation by the Depositary shall be on the basis that the Depositary is acting on behalf of the Holders and the Company in making such delegation. The Company shall not in any circumstances and the Depositary shall not (provided that it shall have exercised reasonable care in the selection of such delegate) be bound to supervise the proceedings or be in any way responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. However, the Depositary shall, if practicable, and if so requested by the Company, pursue (at the Company's expense and subject to receipt by the Depositary of such indemnity and security for costs as the Depositary may reasonably require) any legal action it may have against such delegate or sub-delegate arising out of any such loss caused by reason of any such misconduct or default. The Depositary shall, within a reasonable time of any such delegation or any renewal, extension or termination thereof, give notice thereof to the Company. Any delegation under this Condition which includes the power to sub-delegate shall provide that the delegate shall, within a specified time of any sub-delegation or amendment, extension or termination thereof, give notice thereof to the Company and the Depositary.

14.15
The Depositary may, in the performance of its obligations hereunder, instead of acting personally, employ and pay an agent, whether a solicitor or other person, to transact or concur in transacting any business and do or concur in doing all acts required to be done by such party, including the receipt and payment of money.

14.16
The Depositary shall be at liberty to hold or to deposit the Deposit Agreement and any deed or document relating thereto in any part of the world with any banking company or companies (including itself) whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers of good repute, and the Depositary shall not (in the case of deposit with itself, in the absence of its own negligence, wilful default, or bad faith or that of its agents, directors, officers or employees) be responsible for any losses, liability or expenses incurred in connection with any such deposit.

14.17
Notwithstanding anything to the contrary contained in the Deposit Agreement or these Conditions, the Depositary shall not be liable in respect of any loss or damage which arises out of or in connection with its performance or non-performance or the exercise or attempted exercise of, or the failure to exercise any of, its powers or discretions under the Deposit Agreement, except to the extent that such loss or damage arises from the wilful default, negligence or bad faith of the Depositary or that of its agents, officers, directors or employees.

14.18
No provision of the Deposit Agreement or these Conditions shall require the Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and security against such risk of liability is not assured to it.

14.19
For the avoidance of doubt, the Depositary shall be under no obligation to check, monitor or enforce compliance with any ownership restrictions in respect of GDRs or Shares under any applicable Israeli law as the same may be amended from time to time. Notwithstanding the generality of Condition 3, the Depositary shall refuse to register any transfer of GDRs or any deposit of Shares against issuance of GDRs if notified by the Company, or the Depositary becomes aware of the fact, that such transfer or issuance would result in a violation of the limitations set forth above.

14.20	No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

15.	Issue and Delivery of Replacement GDRs and Exchange of GDRs

Subject to the payment of the relevant fees, taxes, duties, charges, costs and expenses and such terms as to evidence and indemnity as the Depositary may require, replacement GDRs will be issued by the Depositary and will be delivered in exchange for or replacement of outstanding lost, stolen, mutilated, defaced or destroyed GDRs upon surrender thereof (except in the case of the destruction, loss or theft) at the specified office of the Depositary or (at the request, risk and expense of the Holder) at the specified office of any Agent.

16.	Depositary's Fees, Costs and Expenses

16.1
The Depositary shall be entitled to charge the following remuneration and receive the following remuneration and reimbursement (such remuneration and reimbursement being payable on demand) from the Holders in respect of its services under the Deposit Agreement:

(i)
for the issue of GDRs (other than upon the issue of GDRs pursuant to the Offering) or the cancellation of GDRs upon the withdrawal of Deposited Property: US$5.00 or less per 100 GDRs (or portion thereof) issued or cancelled;

(ii)
for issuing GDR certificates in definitive registered form in replacement for mutilated, defaced, lost, stolen or destroyed GDR certificates: a sum per GDR certificate which is determined by the Depositary to be a reasonable charge to reflect the work, costs and expenses involved;

(iii)
for issuing GDR certificates in definitive registered form (other than pursuant to (ii) above): the greater of US$1.50 per GDR certificate (plus printing costs) or such other sum per GDR certificate which is determined by the Depositary to be a reasonable charge to reflect the work plus costs (including but not limited to printing costs) and expenses involved;

(iv)	for receiving and paying any cash dividend or other cash distribution on or in respect of the Deposited Shares: a fee of US$0.02 or less per GDR for each such dividend or distribution;

(v)
in respect of any issue of rights or distribution of Shares (whether or not evidenced by GDRs) or other securities or other property (other than cash) upon exercise of any rights, any free distribution, stock dividend or other distribution: US$5.00 less per100  outstanding GDRs )or portion thereof) for each such issue of rights, dividend or distribution;

(vi)	for transferring interests from and between the Regulation S Master GDR and the Rule 144A Master GDR: a fee of US$0.05 or less per GDR;

(vii)	a fee of US$0.02 or less per GDR (or portion thereof) per annum for depositary services, which shall be payable as provided in paragraph (viii) below; and

(viii)
any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents, in connection with the servicing of Deposited Shares or other Deposited Property (which charge shall be assessed against Holders as of the date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or deducting such charge from one or more cash dividends or other cash distributions), together with all expenses (including currency conversion expenses), transfer and registration fees, taxes, duties and charges payable by the Depositary, any Agent or the Custodian, or any of their agents, in connection with any of the above.

16.2	The Depositary is entitled to receive from the Company the fees, taxes, duties, charges costs and expenses as specified in a separate agreement between the Company and the Depositary.

17.      Agents

17.1	The Depositary shall be entitled to appoint one or more agents (the "Agents") for the purpose, inter alia, of making distributions to the Holders.

17.2	Notice of appointment or removal of any Agent or of any change in the specified office of the Depositaryor any Agent will be duly given by the Depositary to the Holders.

18.      Listing

The Company has undertaken in the Deposit Agreement to use its best endeavours to maintain, so long as any GDR is outstanding, a listing for the GDRs on the Official List maintained by the Financial Conduct Authority (the "Official List") and admission to trading on the market for listed securities of the London Stock Exchange.

For that purpose the Company will pay all fees and sign and deliver all undertakings required by the Financial Conduct Authority and the London Stock Exchange in connection with such listings. In the event that the listing on the Official List and admission to trading on the market for listed securities of the London Stock Exchange is not maintained, the Company has undertaken in the Deposit Agreement to use its best endeavours with the reasonable assistance of the Depositary (provided at the Company's expense) to obtain and maintain a listing of the GDRs on any other internationally recognised stock exchange in Europe.

19.      The Custodian

The Depositary has agreed with the Custodian that the Custodian will receive and hold (or appoint agents approved by the Depositary to receive and hold) all Deposited Property for the account and to the order of the Depositary in accordance with the applicable terms of the Deposit Agreement which include a requirement to segregate the Deposited Property from the other property of, or held by, the Custodian PROVIDED THAT the Custodian shall not be obliged to segregate cash comprised in the Deposited Property from cash otherwise held by the Custodian. The Custodian shall be responsible solely to the Depositary PROVIDED THAT, if and so long as the Depositary and the Custodian are the same legal entity, references to them separately in these Conditions and the Deposit Agreement are for convenience only and that legal entity shall be responsible for discharging both functions directly to the Holders and the Company. The Custodian may resign or be removed by the Depositary by giving30  days' prior notice, except that if a replacement Custodian is appointed which is a branch or affiliate of the Depositary, the Custodian's resignation or discharge may take effect immediately on the appointment of such replacement Custodian. Upon the removal of or receiving notice of the resignation of the Custodian, the Depositary shall promptly appoint a successor Custodian (approved (i) by the Company, such approval not to be unreasonably withheld or delayed, and (ii) by the relevant authority in Israel, if any), which shall, upon acceptance of such appointment, and the expiry of any applicable notice period, become the Custodian. Whenever the Depositary in its discretion determines that it is in the best interests of the Holders to do so, it may, after prior consultation with the Company, terminate the appointment of the Custodian and, in the event of any such termination, the Depositary shall promptly appoint a successor Custodian (approved (i) by the Company, such approval not to be unreasonably withheld or delayed, and (ii) by the relevant authority in Israel, if any), which shall, upon acceptance of such appointment, become the Custodian under the Deposit Agreement on the effective date of such termination. The Depositary shall notify Holders of such change immediately upon such change taking effect in accordance with Condition 23. Notwithstanding the foregoing, the Depositary may temporarily deposit the Deposited Property in a manner or a place other than as therein specified; PROVIDED THAT, in the case of such temporary deposit in another place, the Company shall have consented to such deposit, and such consent of the Company shall have been delivered to the Custodian. In case of transportation of the Deposited Property under this Condition, the Depositary shall obtain appropriate insurance at the expense of the Company if and to the extent that the obtaining of such insurance is reasonably practicable and the premiums payable are of a reasonable amount.

20.	Resignation and Termination of Appointment of the Depositary

20.1
The Company may terminate the appointment of the Depositary under the Deposit Agreement by giving at least 90 days' prior notice in writing to the Depositary and the Custodian, and the Depositary may resign as Depositary by giving at least 90 days' prior notice in writing to the Company and the Custodian. Within 30 days after the giving of either such notice, notice thereof shall be duly given by the Depositary to the Holders in accordance with Condition 23 and to the Financial Conduct Authority and the London Stock Exchange.

The termination of the appointment or the resignation of the Depositary shall take effect on the date specified in such notice; PROVIDED THAT no such termination of appointment or resignation shall take effect until the appointment by the Company of a successor depositary under the Deposit Agreement and the acceptance of such appointment to act in accordance with the terms thereof and of these Conditions, by the successor depositary. The Company has undertaken in the Deposit Agreement to use its best endeavours to procure the appointment of a successor depositary with effect from the date of termination specified in such notice as soon as reasonably possible following notice of such termination or resignation. Upon any such appointment and acceptance, notice thereof shall be duly given by the Depositary to the Holders in accordance with Condition 23 and to the Financial Conduct Authority and the London Stock Exchange.

20.2
Upon the termination of appointment or resignation of the Depositary and against payment of all fees and expenses due to the Depositary from the Company under the Deposit Agreement, the Depositary shall deliver to its successor as depositary sufficient information and records to enable such successor efficiently to perform its obligations under the Deposit Agreement and shall deliver and pay to such successor depositary all property and cash held by it under the Deposit Agreement. The Deposit Agreement provides that, upon the date when such termination of appointment or resignation takes effect, the Custodian shall be deemed to be the Custodian thereunder for such successor depositary, and the Depositary shall thereafter have no obligation under the Deposit Agreement or the Conditions (other than liabilities accrued prior to the date of termination of appointment or resignation or any liabilities stipulated in relevant laws or regulations).

21.	Termination of Deposit Agreement

21.1
Either the Company or the Depositary but, in the case of the Depositary, only if the Company has failed to appoint a replacement Depositary within 60 days of the date on which the Depositary has given notice pursuant to Condition 20  that it wishes to resign, may terminate the Deposit Agreement by giving 90 days' prior notice to the other and to the Custodian. Within 30 days after the giving of such notice, notice of such termination shall be duly given by the Depositary to Holders of all GDRs then outstanding in accordance with Condition 23.

21.2
During the period beginning on the date of the giving of such notice by the Depositary to the Holders and ending on the date on which such termination takes effect, each Holder shall be entitled to obtain delivery of the Deposited Property relative to each GDR held by it, subject to the provisions of Condition 1.1 and upon compliance with Condition 1, payment by the Holder of the charge specified in Condition 16.1(i) and Clause 10.1.1(a) for such delivery and surrender, and payment by the Holder of any sums payable by the Depositary and/or any other expenses incurred by the Depositary (together with all amounts which the Depositary is obliged to pay to the Custodian) in connection with such delivery and surrender, and otherwise in accordance with the Deposit Agreement.

21.3
If any GDRs remain outstanding after the date of termination, the Depositary shall as soon as reasonably practicable sell the Deposited Property then held by it under the Deposit Agreement and shall not register transfers, shall not pass on dividends or distributions or take any other action, except that it will deliver the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, pro rata to Holders of GDRs which have not previously been so surrendered by reference to that proportion of the Deposited Property which is represented by the GDRs of which they are the Holders. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement and these Conditions, except its obligation to account to Holders for such net proceeds of sale and other cash comprising the Deposited Property without interest.

22.	Amendment of Deposit Agreement and Conditions

All and any of the provisions of the Deposit Agreement and these Conditions (other than this Condition 22) may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Notice of any amendment of these Conditions (except to correct a manifest error) shall be duly given to the Holders by the Depositary, and any amendment (except as aforesaid) which shall increase or impose fees payable by Holders or which shall otherwise, in the opinion of the Depositary, be materially prejudicial to the interests of the Holders (as a class) shall not become effective so as to impose any obligation on the Holders until the expiration of three months after such notice shall have been given. During such period of three months, each Holder shall be entitled to obtain, subject to and upon compliance with Condition 1, delivery of the Deposited Property relative to each GDR held by it upon surrender thereof, payment of the charge specified in Condition 16.1(i) for such delivery and surrender and otherwise in accordance with the Deposit Agreement and these Conditions. Each Holder at the time when such amendment so becomes effective shall be deemed, by continuing to hold a GDR, to approve such amendment and to be bound by the terms thereof in so far as they affect the rights of the Holders. In no event shall any amendment impair the right of any Holder to receive, subject to and upon compliance with Condition 1, the Deposited Property attributable to the relevant GDR.

For the purposes of this Condition 22, an amendment shall not be regarded as being materially prejudicial to the interests of Holders if its principal effect is to permit the creation of GDRs in respect of additional Shares to be held by the Depositary which are or will become fully consolidated as a single series with the other Deposited Shares PROVIDED THAT temporary GDRs will represent such Shares until they are so consolidated.

23.	Notices

23.1
Any and all notices to be given to any Holder shall be duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books for GDRs of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.

23.2
Delivery of a notice sent by mail or air courier shall be effective three days (in the case of domestic mail or air courier) or seven days (in the case of overseas mail) after despatch, and any notice sent by telex transmission, as provided in this Condition, shall be effective when the sender receives the answerback from the addressee at the end of the telex and any notice sent by facsimile transmission, as provided in this Condition, shall be effective when the intended recipient has confirmed by telephone to the transmitter thereof that the recipient has received such facsimile in complete and legible form. The Depositary or the Company may, however, act upon any telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

23.3
So long as GDRs are listed on the Official List and admitted to trading on the London Stock Exchange and the rules of the Financial Conduct Authority or the London Stock Exchange so require, all notices to be given to Holders generally will also be published in a leading daily newspaper having general circulation in the UK (which is expected to be the Financial Times).

24.	Reports and Information on the Company

24.1
The Company has undertaken in the Deposit Agreement (so long as any GDR is outstanding) to furnish the Depositary with six copies in the English language (and to make available to the Depositary, the Custodian and each Agent as many further copies as they may reasonably require to satisfy requests from Holders) of:-

(i)
in respect of the financial year ending on 31 December 2007 and in respect of each financial year thereafter, the non-consolidated (and, if published for holders of Shares, consolidated) balance sheets as at the end of such financial year and the non-consolidated (and, if published for holders of Shares, consolidated) statements of income for such financial year in respect of the Company, prepared in conformity with IFRS and reported upon by independent public accountants selected by the Company, as soon as practicable (and in any event within 180  days) after the end of such year;

(ii)	if the Company publishes semi-annual financial statements for holders of Shares, such semi- annual financial statements of the Company, as soon as practicable, after the same are published; and

(iii)	if the Company publishes quarterly financial statements for holders of Shares, such quarterly financial statements, as soon as practicable, after the same are published.

24.2	The Depositary shall upon receipt thereof give due notice to the Holders that such copies are available upon request at its specified office and the specified office of any Agent.

24.3
For so long as any of the GDRs remains outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the United Stales Securities Act of 1933, as amended, if at any time the Company is neither subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, nor exempt from such reporting requirements by complying with the information furnishing requirements of Rule 12g3-2(b) thereunder, the Company has agreed in the Deposit Agreement to supply to the Depositary such information, in the English language and in such quantities as the Depositary may from time to time reasonably request, as is required to be delivered to any Holder or beneficial owner of GDRs or to any holder of Shares or a prospective purchaser designated by such Holder, beneficial owner or holder pursuant to a Deed Poll executed by the Company in favour of such persons and the information delivery requirements of Rule 144A(d)(4) under the U.S. Securities Act of 1933 , as amended, to permit compliance with Rule 144A thereunder in connection with resales of GDRs or Shares or interests therein in reliance on Rule 144A under the Securities Act and otherwise to comply with the requirements of Rule 144A(d)(4) under the Securities Act. Subject to receipt, the Depositary will deliver such information, during any period in which the Company informs the Depositary it is subject to the information delivery requirements of Rule 144(A)(d)(4), to any such holder, beneficial owner or prospective purchaser but in no event shall the Depositary have any liability for the contents of any such information.

25.	Copies of Company Notices

The Company has undertaken in the Deposit Agreement to transmit to the Custodian and the Depositary on or before the day when the Company first gives notice, by mail, publication or otherwise, to holders of any Shares or other Deposited Property, whether in relation to the taking of any action in respect thereof or in respect of any dividend or other distribution thereon or of any meeting or adjourned meeting of such holders or otherwise, such number of copies of such notice and any other material (which contains information having a material bearing on the interests of the Holders) furnished to such holders by the Company (or such number of English translations of the originals if the originals were prepared in a language other than English) in connection therewith as the Depositary may reasonably request. If such notice is not furnished to the Depositary in English, either by the Company or the Custodian, the Depositary shall, at the Company's expense, arrange for an English translation thereof (which may be in such summarised form as the Depositary may deem adequate to provide sufficient information) to be prepared. Except as provided below, the Depositary shall, as soon as practicable after receiving notice of such transmission or (where appropriate) upon completion of translation thereof, give due notice to the Holders which notice may be given together with a notice pursuant to Condition 9.1, and shall make the same available to Holders in such manner as it may determine.

26.	Moneys held by the Depositary

The Depositary shall be entitled to deal with moneys paid to it by the Company for the purposes of the Deposit Agreement in the same manner as other moneys paid to it as a banker by its customers and shall not be liable to account to the Company or any Holder or any other person for any interest thereon, except as otherwise agreed and shall not be obliged to segregate such moneys from other moneys belonging to the Depositary.

27.	Severability

If any one or more of the provisions contained in the Deposit Agreement or in these Conditions shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained therein or herein shall in no way be affected, prejudiced or otherwise disturbed thereby.

28.	Governing Law

28.1
The Deposit Agreement and the GDRs are governed by, and shall be construed in accordance with, English law except that the certifications set forth in Schedules 3 and 4 to the Deposit Agreement and any provisions relating thereto shall be governed by and construed in accordance with the laws of the State of New York. The rights and obligations attaching to the Deposited Shares will be governed by Israeli law. The Company has submitted in respect of the Deposit Agreement and the Deed Poll to the jurisdiction of the English courts and the courts of the State of New York and any United States Federal Court sitting in the Borough of Manhattan, New York City. The Company has also agreed in the Deposit Agreement, and the Deed Poll to allow, respectively, the Depositary and the Holders to elect that Disputes are resolved by arbitration.

28.2
The Company has irrevocably appointed an agent in England to receive service of process in any Proceedings in England based on the Deed Poll and appointed an agent in New York to receive service of process in any Proceedings in New York. If for any reason the Company does not have such an agent in England or New York as the case may be, it will promptly appoint a substitute process agent and notify the Holders and the Depositary of such appointment. Nothing herein shall affect the right to serve process in any other manner permitted by law.

28.3
The courts of England are to have jurisdiction to settle any disputes (each a "Dispute") which may arise out of or in connection with the GDRs and accordingly any legal action or proceedings arising out of or in connection with the GDRs ("Proceedings") may be brought in such courts. Without prejudice to the foregoing, the Depositary further irrevocably agrees that any Proceedings may be brought in any New York State or United States Federal Court sitting in the Borough of Manhattan, New York City. The Depositary irrevocably submits to the non-exclusive jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

28.4
These submissions are made for the benefit of each of the Holders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdictions (whether concurrently or not).

28.5
In the event that the Depositary is made a party to, or is otherwise required to participate in, any litigation, arbitration, or Proceeding (whether judicial or administrative) which arises from or is related to or is based upon any act or failure to act by the Company, or which contains allegations to such effect, upon notice from the Depositary, the Company has agreed to fully cooperate with the Depositary in connection with such litigation, arbitration or Proceeding.

28.6
The Depositary irrevocably appoints The Bank of New York, London Branch, (Attention: The Manager) of 48th Floor, One Canada Square, London El4 5AL as its agent in England to receive service of process in any Proceedings in England based on any of the GDRs. If for any reason the Depositary does not have such an agent in England, it will promptly appoint a substitute process agent and notify the Holders of such appointment. Nothing herein shall affect the right to serve process in any other manner permitted by law.

PROVISIONS RELATING TO THE GLOBAL DEPOSITARY RECEIPTS WHILST IN MASTER FORM

The New GDRs will initially be evidenced by (i) a single Master Regulation S GDR in registered form and (ii) a single Master Rule 144A GDR in registered form. The Master Regulation S GDR will be deposited with The Bank of New York Mellon, London Branch as a common depositary for Euroclear and Clearstream and registered in the name of The Bank of New York Depositary (Nominees) Limited. The Master Rule 144A will be registered in the name of Cede & Co as nominee for DTC, and will be held by The Bank of New York Mellon, as Custodian for DTC. The Master Regulation S GDR and the Master Rule 144A GDR contain provisions which apply to the GDRs while they are in master form, some of which modify the effect of the Terms and Conditions of the Global Depositary Receipts set out in this Rights Issue Memorandum. The following is a summary of certain of those provisions. Unless otherwise defined herein, the terms defined in the Terms and Conditions of the Global Depositary Receipts shall have the same meaning herein.

The Master GDRs will only be exchanged for certificates in definitive registered form representing GDRs in the circumstances described in (i), (ii), (iii) or (iv) below in whole but not in part and until exchanged in full are subject to the Conditions and the Deposit Agreement. The Depositary will irrevocably undertake in the Master GDRs to deliver certificates in definitive registered form in exchange for the relevant Master GDR to the Holders within 60 days in the event that:

(i)
Clearstream, Euroclear or any successor to them (in the case of the Master Regulation S GDR),or DTC or any successor to DTC (in the case of the Master Rule 144A GDR), advises the Company in writing at any time that it is unwilling or unable to continue as depositary and a successor depositary is not appointed within 90 calendar days; or

(ii)
either Clearstream or Euroclear (in the case of the Master Regulation S GDR) or DTC (in the case of the Master Rule 144A GDR) is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does, in fact, do so and no alternative clearing system satisfactory to the Depositary is available within 45 days; or

(iii)	in the case of the Master Rule 144A GDR, DTC or any successor ceases to be a "clearing agency" registered under the Exchange Act; or

(iv)
the Depositary has determined that, on the occasion of the next payment in respect of the GDRs, the Depositary or its agent would be required to make any deduction or withholding from any payment in respect of the GDRs which would not be required were the GDRs represented by certificates in definitive registered form, provided that the Depositary shall have no obligation to so determine or to attempt to so determine.

Any exchange shall be at the expense of the Company.

A GDR evidenced by an individual definitive certificate will not be eligible for clearing and settlement through DTC, Euroclear or Clearstream.

Upon any exchange of a Master GDR for GDRs in definitive registered form, or any exchange of interests between the Master Rule 144A GDR and the Master Regulation S GDR pursuant to Clause 4 of the Deposit Agreement, or any distribution of GDRs pursuant to Conditions 5, 7 or 10 or any reduction in the number of GDRs represented thereby following any withdrawal of Deposited Property pursuant to Condition 1, the relevant details will be entered by the Depositary on the register maintained by the Depositary (which shall be maintained at all times outside the United Kingdom and Israel) whereupon the number of GDRs represented by the relevant Master GDR shall be reduced or increased (as the case may be), accordingly. If the number of GDRs represented by a Master GDR is reduced to zero, such Master GDR shall continue in existence until the obligations of the Company under the Deposit Agreement and the obligations of the Depositary under the Deposit Agreement and the Conditions have terminated.

Payments, Distributions and Voting rights

Payments of cash dividends and other amounts (including cash distributions) will, in the case of GDRs represented by the Master Regulation S GDR, be made by the Depositary through Euroclear and Clearstream and, in the case of GDRs represented by the Master Rule 144A GDR, will be made by the Depositary through DTC, on behalf of persons entitled thereto upon receipt of funds thereof from the Company. Any free distribution or rights issue of Shares to the Depositary on behalf of the Holders will result in the records of the Depositary being adjusted to reflect the enlarged number of GDRs represented by the relevant Master GDR.

Holders of GDRs will have voting rights in respect of the underlying shares as set out in the Terms and Conditions of the GDRs.

Surrender of GDRs

Any requirement in the Terms and Conditions of the GDRs relating to the surrender of a GDR represented by the Master Regulation S GDR to the Depositary shall be satisfied by the production by Euroclear or Clearstream, and relating to the surrender of a GDR represented by the Master Rule 144A GDR to the Depositary shall be satisfied by the production by DTC, on behalf of a person entitled to an interest therein, of such evidence of entitlement of such person as the Depositary may reasonably require, which is expected to be a certificate or other documents issued by Euroclear or Clearstream in the case of the Master Regulation S GDR, or by DTC in the case of the Master Rule 144A GDR. The delivery or production of any such evidence shall be sufficient evidence, in favour of the Depositary, any Agent and the Custodian of the title of such person to receive (or to issue instructions for the receipt of) all moneys or other property payable or distributable in respect of the Deposited Property represented by such GDRs.

Notices

For as long as the Master Regulation S GDR is registered in the name of a common nominee for Euroclear and Clearstream and the Master Rule 144A GDR is registered in the name of DTC or its nominee, notices to Holders may be given by the Depositary by delivery of the relevant notice to Euroclear and Clearstream with respect to the Master Regulation S GDR and to DTC with respect to the Master Rule 144A GDR, for communication to Holders in substitution for publications required by Condition 23.

The Master GDRs shall be governed by and construed in accordance with English law.

SELLING AND TRANSFER RESTRICTIONS

The New GDRs issued hereunder shall be issued in the form of GDRs under the same terms and conditions of the Company's existing GDRs, as such are set forth in the Deposit Agreement; and such New GDRs shall form a single series with the already outstanding GDRs. Holders of Rule 144A GDRs who exercise their rights hereunder, shall receive the New GDRs in the form of Rule 144A GDRs, while holders of Regulation S GDRs, shall receive the New GDRs in the form of Regulation S GDRs.

New Rule 144A GDRs

Each purchaser within the United States of New GDRs that are Rule 144A GDRs will, by its purchase of such GDRs, be deemed to have represented, acknowledged and agreed as follows:

1.
The Rule 144A GDRs and the Shares represented thereby have not been and will not be registered under the Securities Act or with any securities regulatory authority of any State of the United States and are subject to significant restrictions on transfer.

2.
It is not the Company’s "affiliate" (as defined in Rule 144 under the Securities Act), it is not acting on the Company’s behalf and it is (a) a QIB (within the meaning of Rule 144A), (b) acquiring such Rule 144A GDRs for its own account or for the account of a QIB and (c) aware, and each beneficial owner of such Rule 144A GDRs has been advised, that the sale of such GDRs to it is being made in reliance on Rule 144A.

3.
It agrees (or, if it is acting for the account of another persons, such person has confirmed to it that such person agrees) that it (or such person) will not offer, sell, pledge or otherwise transfer such Rule 144A GDRs or Shares represented thereby except (a) to a person whom it and any person acting on its behalf reasonably believe is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (b) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S or (c) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), in each case in accordance with any applicable securities laws of any state or other jurisdiction of the United States. The purchaser will, and each subsequent holder is required to, notify any subsequent purchaser from it of such Rule 144A GDRs of the resale restrictions referred to in (a), (b) and (c) above. Notwithstanding anything to the contrary in the foregoing, the equity shares represented by the Rule 144A GDRs may not be deposited into any unrestricted depositary facility established or maintained by a depositary bank (including the Depositary), so long as such Shares are "restricted securities" within the meaning of Rule 144(a) (3) under the Securities Act.  No representation can be made as to the availability of the exemption provided by Rule 144 for resale of the 144A GDRs or the Shares represented thereby.

4.
It understands that the Rule 144A GDRs (including the Master Rule 144A GDR) sold in the United States will bear a legend substantially to the following effect unless the Depositary and the Company determine otherwise in compliance with applicable law:

THIS RULE 144A GLOBAL DEPOSITARY RECEIPT AND THE ORDINARY SHARES OF QUEENCO LEISURE INTERNATIONAL LTD. REPRESENTED HEREBY (THE "SHARES") HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER HEREOF BY PURCHASING THE GDRS, AGREES FOR THE BENEFIT OF QUEENCO LEISURE INTERNATIONAL LTD. THAT THE GDRS AND THE SHARES CORRESPONDING HERETO MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,; (B) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) ; IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER OF THE GDRS WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF SUCH GDRS OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THE BENEFICIAL OWNER OF SHARES RECEIVED UPON CANCELLATION OF ANY RULE 144A GLOBAL DEPOSITARY RECEIPT MAY NOT DEPOSIT OR CAUSE TO BE DEPOSITED SUCH SHARES INTO ANY DEPOSITARY RECEIPT FACILITY IN RESPECT OF SHARES ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK,, OTHER THAN A RULE 144A RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH SHARES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(A)(3) UNDER THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR THE RESALE OF THE SHARES OR ANY RULE 144A GLOBAL DEPOSITARY RECEIPTS. .

Unless this certificate is presented by an authorised representative of The Depository Trust Company, a New York corporation ("DTC'), to the agent authorised by the Company for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, in as much as the registered owner hereof, Cede & Co., has an interest herein.

5.
It understands that the Rule 144A GDRs will initially be represented by the Master Rule 144A GDR and, before any beneficial interests in Rule 144A GDRs represented by the Master Rule 144A GDR may be transferred to a person who takes delivery in the form of a beneficial interest in Regulation S GDRs represented by a Master Regulation S GDR, the transferor will be required to provide certain written certifications (in the form provided in the Deposit Agreement).

6.
It acknowledges that the Company and its affiliates and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. If it is acquiring the Rule 144A GDRs for the account of one or more QIBs, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

Any sale or other transfer, or attempted sale or other transfer, made other than in compliance with the above-stated restrictions, shall not be recognised by the Company or the Depositary in respect of the Rule 144A GDRs and the Shares represented thereby.

New Regulation S GDRs

Each purchaser New GDRs that are Regulation S GDRs outside of the United States of pursuant to Regulation S will be deemed to have represented, acknowledged and agreed as follows:

1.
It is aware that the sale of such Regulation S GDRs to it is being made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and it is, or at the time such Regulation S GDRs are purchased, will be, the beneficial owner of such GDRs and (a) it is not a U.S. person (as defined in Regulation S) and it is located outside the United States (within the meaning of Regulation S) and (b) it is not an affiliate of the Company or a person acting on behalf of such affiliate.

2.
It understands that the Regulation S GDRs and the Shares represented thereby have not been and will not be registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred except (a) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S or (b) to a person whom the seller and any person acting on its behalf reasonably believe is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, in each case in accordance with any applicable securities law of any state or other jurisdiction of the United States; provided that in connection with any transfer under clause (b) above, the transferor shall, prior to the settlement of such sale, withdraw such securities from the Regulation S Facility (as defined in the Deposit Agreement) in accordance with the terms and conditions of the Deposit Agreement and instruct that such securities be delivered to the custodian under the Deposit Agreement for deposit thereunder in the Rule 144A Facility (as defined in the Deposit Agreement) and issuance, in accordance with the terms and conditions thereof, of a Rule 144A GDR to or for the account of such QIB.

3.
The Regulation S GDRs (including the Master Regulation S GDR) sold pursuant to Regulation S will bear a legend substantially to the following effect, unless the Depositary and the Company determine otherwise in compliance with applicable law, it being understood that the distribution compliance period referred to therein has expired:

THIS REGULATION S GDR, THE GLOBAL DEPOSITARY RECEIPT AND THE ORDINARY SHARES OF QUEENCO LEISURE INTERNATIONAL LTD. REPRESENTED HEREBY (THE "SHARES") HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND, PRIOR TO THE EXPIRATION OF A DISTRIBUTION COMPLIANCE PERIOD (DEFINED AS THE PERIOD ENDING 40 DAYS AFTER THE LATEST OF THE COMMENCEMENT OF THE GDR OFFERING, THE ORIGINAL ISSUE DATE OF THE GDRS AND THE LATEST ISSUE DATE WITH RESPECT TO THE ADDITIONAL GDRS, IF ANY, ISSUED TO COVER OVER-ALLOTMENTS) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (B) TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER ("QIB")(WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES; PROVIDED THAT IN CONNECTION WITH ANY TRANSFER UNDER (B) ABOVE, THE TRANSFEROR SHALL PRIOR TO THE SETTLEMENT OF SUCH SALE, WITHDRAW THE SHARES FROM THE REGULATION S FACILITY (AS DEFINED IN THE DEPOSIT AGREEMENT) IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE DEPOSIT AGREEMENT AND INSTRUCT THAT SUCH SHARES BE DELIVERED TO THE CUSTODIAN UNDER THE DEPOSIT AGREEMENT FOR DEPOSIT IN THE RULE 144A FACILITY (AS DEFINED IN THE DEPOSIT AGREEMENT) THEREUNDER AND THAT RULE 144A GLOBAL DEPOSITARY RECEIPTS REPRESENTED BY A MASTER RULE 144A GLOBAL DEPOSITARY RECEIPT BY ISSUED, IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE DEPOSIT AGREEMENT, TO OR FOR THE ACCOUNT OF SUCH QIB.

UPON THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD REFERRED TO ABOVE, THIS REGULATION S GLOBAL DEPOSITARY RECEIPT AND THE SHARES REPRESENTED HEREBY SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND, PROVIDED THAT AT THE TIME OF SUCH EXPIRATION THE OFFER OR SALE OF THE GLOBAL DEPOSITARY RECEIPTS REPRESENTED HEREBY AND THE SHARES REPRESENTED THEREBY BY THE HOLDER HEREOF IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES..

4.
It understands that the Regulation S GDRs will initially be represented by a Master Regulation S GDR and before any beneficial interest in the Regulation S GDRs represented by the relevant Master Regulation S GDR may be transferred to a person who takes delivery in the form of a beneficial interest in the Rule 144A GDR represented by the Master Rule 144A GDR, the transferor will be required to provide certain written certifications (in the form provided in the Deposit Agreement).

5.	It acknowledges that the Company, the Depositary and their respective affiliates and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements.

Any sale or other transfer, or attempted sale or other transfer, made other than in compliance with the above-stated restrictions, shall not be recognised by the Custodian or the Depositary in respect of the Regulation S GDRs and the equity shares represented thereby.

Other Provisions Regarding Transfers of the GDRs

Interests in the Rule 144A GDRs may be transferred to a person whose interest in such GDRs is subsequently represented by a Master Regulation S GDR only upon receipt by the Depositary of written certifications (in the forms provided in the Deposit Agreement) from the transferor and the transferee to the effect that, among other things, such transfer is being made in accordance with Regulation S and subject to the terms of the Deposit Agreement.  Any interest in GDRs represented by one of the Master GDRs that is transferred to a person whose interest in such GDRs is subsequently represented by an other Master GDR will, upon transfer, cease to be an interest in the GDRs represented by such first Master GDR and, accordingly, will thereafter be subject to all transfer if restrictions and other procedures applicable to interests in GDRs represented by such other Master GDR for so long as it remains such an interest.

Because of the foregoing restrictions, purchasers are advised to consult their legal advisers prior to making any resale, pledge or transfer of GDRs.

DEFINITIONS AND GLOSSARY

The following technical terms and abbreviations when used in this Rights Issue Memorandum have the definitions ascribed to them opposite below:

"Board": refers to the board of directors of the Company;
 "Closing Date": refers to 12 August, 2013;
"Company" and "QLI": refers to Queenco Leisure International Ltd. and not any of its subsidiaries unless the context requires otherwise;
 "Custodian": refers to Bank Hapoalim B.M., as the custodian and agent of the Depositary under the Deposit Agreement;
"Deposit Agreement": refers to the Deposit Agreement dated 6 July, 2007 entered into between the Company and the Depositary;
"Deposit Amount": refers to the Indicative GDR Subscription Price plus 20% to cover currency exchange rate fluctuations and the Depositary’s issuance fee of up to US$0.02 per new GDR as well as other expenses and taxes.
"Depositary": refers to The Bank of New York Mellon;
"EEA": refers to the European Economic Area;
"EUR" or "€": refers to Euro, the lawful currency of the member states of the European Union participating in the European Union’s Economic and Monetary Union;
"European Clearing Systems": each of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme.
"Eligible Investor": means any holder of GDRs on the GDR Record Date who represent on their returned GDR Subscription Card (including by electronic certification through the Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme) that they are (A) not resident in California, Ohio or Utah; or (B) if located in the UK, they are (a) purchasing for their own account or for the account of a beneficial owner for which they exercise sole investment discretion, to such a person who is (1) an investment professional within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"), (2) high net worth entities, and other persons, falling within Articles 49(2)(a)-(d) of the Order, or (3) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) in connection with the issue or sale of any securities of the Company or any member of its group may otherwise lawfully be communicated or caused to be communicated who is also (a) a ‘‘qualified investor’’ (i) within the meaning of Article 2(1)(e) of the Prospectus Directive, or (ii) present in the UK and is registered on the register maintained by the FCA under section 87R of FSMA, or (2) able to receive the New GDRs pursuant to an exemption provided by or derived from Article 3(2) of the Prospectus Directive; or (C) if located within a member state of EEA (other than the United Kingdom), they purchasing for their own account or for the account of a beneficial owner for which they exercise sole investment discretion, to such a person who is (1) a ‘‘qualified investor’’ within the meaning of Article 2(1)(e) of the Prospectus Directive or (2) able to receive the New GDRs pursuant to an exemption provided by or derived from Article 3(2) of the Prospectus Directive;
"EU": refers to the European Union;
"First Share Over-Subscription Day": refers to the date when the Share Over-Subscription Offering is expected to begin, which is on 15 July, 2013;
"Foreign Currency": refers to cash distributions denominated in a currency other than U.S. dollars, including euro;
"FCA": refers to the Financial Conduct Authority;
"FSMA": refers to the Financial Services and Markets Act 2000 (as amended);
"GDR Record Date": means 5.00 p.m. (New York time) on 11 July, 2013;
"GDR Rights": refers to the rights to subscribe for New GDRs;
"GDR Subscription Card": refers to the GDR subscription card which Eligible Investors must duly complete, and return prior to the expiration of the GDR Subscription Period, in order to participate in the New GDRs Offering;
"GDR Subscription Period": refers to the period between the First GDR Subscription Day and Last GDR Subscription Day inclusive;
"GDR Subscription Price": is the final U.S. dollar equivalent to ten (10) times the Share Subscription Price;
"GDR Subscription Ratio": refers to the 1 New GDR which will be offered for every 1.25 GDRs held by Eligible Investors on the GDR Record Date;
"GDRs": refers to New GDRs together with all currently existing global depositary receipts;
"IFRS": refers to International Financial Reporting Standards;

"Indicative GDR Subscription Price": refers to $0.1541 per New GDR, determined based on the US dollar equivalent of EUR 0.12 per New GDR (based on the Euro-US dollar exchange rate of USD1.28417 per EUR 1.00 on 9 July 2013);
"Lapsed Rights": refers to any Unsubscribed Shares not allocated during the Offering;
"Last GDR Subscription Day": refers to the period ending on or about 5.00 p.m. New York time on 7 August, 2013;
"Last Share Over-Subscription Day": refers to the period ending on or about on 7 August, 2013;
"London Stock Exchange": refers to the London Stock Exchange plc;
"Master GDRs": refers to the Master Rule 144A GDR together with the Master Regulation S GDR;
"New GDR Offering": refers to the offering by the Company of New GDRs to holders of GDRs s at the GDR Record Date at the Indicative GDR Subscription Price;
"New GDR Offering Admission Date": refers to the admission of the New GDRs issued in the New GDR Offering to trading on the Regulated Market and is expected to take place on or about 19 August, 2013;
"New GDRs": refers to the New GDR Offering contemplated by this Rights Issue Memorandum;
"New Shares": represents Ordinary Shares of the Company, with a nominal value of NIS 1.00 per share;
"Non-Subscribing Holders": refers to any holders of GDRs as of the GDR Record Date, who do not subscribe for any New GDRs in the GDR Subscription Period;
"Non-Subscribing Shareholders": refers to any holders of Shares as of the Share Record Date, who do not subscribe for any New Shares in the Share Subscription Period;
"Official List": refers to the Official List of the UK Listing Authority;
"QLI Group", "we", "us" and "our": refers to the Company, its subsidiaries and associated companies;
"Over-Subscribing Shareholders": refers to Shareholders who made an application to subscribe for more than their Share Rights;
"Partially-Subscribing Holders": refers to holders of GDRs who subscribe for less than their GDR Rights;
"Partially-Subscribing Shareholders": refers to holders of shares who subscribe for less than their Share Rights;
"Regulated Market": refers to the London Stock Exchange’s Regulated Market (as defined in the Markets in Financial Instruments Directive 2004/39/EC);
"Regulation S": refers to Regulation S under the U.S. Securities Act;
"Regulation S GDRs": has the meaning given in the Deposit Agreement;
"Rule 144A": refers to Rule 144A under the U.S. Securities Act;
"Rule 144A GDRs": has the meaning given in the Deposit Agreement;
"SEC": refers to the United States Securities and Exchange Commission;
"Share Offering": refers to an offer of rights to the Company’s existing registered holders of its Shares, including the Depositary to subscribe for the Share Rights;
"Share Record Date": means 5:00 pm Tel-Aviv time on 11 July, 2013;
"Share Rights": refers to the right to subscribe for up to 488,408,824 New Shares on a pro rata basis in accordance with their existing registered holdings of Shares on the Share Record Date at the Share Subscription Price;
"Share Subscription Period": refers to the period between 15 July, 2013 and 7 August, 2013, inclusive;
"Share Subscription Price": refers to EUR 0.012 per New Share;
"Share Subscription Ratio": refers to the 8 New Shares which will be offered for every 10 Shares held by Shareholders on the Share Record Date;
"Shares": refers to the New Shares together with the Company’s existing Ordinary Shares;
"U.S. dollars", "dollars" and "US$": refer to the lawful currency of the United States of America;
"U.S. Exchange Act": refers to the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
"U.S. Securities Act": refers to the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;
"UK Listing Authority" or "UKLA": refers to the U.K. Financial Conduct Authority in its capacity as competent authority under the FSMA;
"United States": has the meaning given to such term in Rule 800 under the U.S. Securities Act; and
"Unsubscribed Shares": refers to the aggregate number of New Shares that would have been issued in respect of GDRs and Shares not subscribed to by Non-Subscribing Shareholders, Non-Subscribing Holders, Partially-Subscribing Shareholders and Partially-Subscribing Holders.